UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION
14
(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )

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STEPSTONE GROUP INC.
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StepStone Group Inc.

277 Park Avenue, 45th Floor

New York, NY 10172

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 10, 2024

1:00 p.m. Eastern Time

www.proxydocs.com/STEP

To Our Stockholders:

We are pleased to invite you to attend the 2024 Annual Meeting of Stockholders of StepStone Group Inc. (“StepStone” or the “Company”) on Tuesday, September 10, 2024 at 1:00 p.m., Eastern Time, online via live audio webcast by visiting www.proxydocs.com/STEP (the “Annual Meeting”) for the following purposes:

1. To elect the five director nominees named in the proxy statement, each to serve for a one-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification (Proposal 1);

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025 (Proposal 2);

3. To approve, on a non-binding and advisory basis, the compensation of our named executive officers (“Say-on-Pay”);

4. To approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of shares of the Company’s Class A common stock pursuant to the terms of the Option Agreement, dated November 2, 2022 (the “Option Agreement”), between the Company and the other parties thereto (“Proposal 4” or the “Nasdaq Proposal”); and

5. To transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.

The Company’s board of directors has determined to continue holding the Annual Meeting virtually. We believe that this is the right choice for StepStone as it provides expanded stockholder access regardless of the location of the Annual Meeting or resources available to stockholders, may improve communications, and allows the participants to attend the Annual Meeting conveniently from any location.

Stockholders of record as of the close of business on July 16, 2024 are entitled to notice of, and, as described in this paragraph, to vote at, the Annual Meeting, or any adjournment or postponement thereof. Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our Class B common stock are currently entitled to five votes for each share held of record on all matters submitted to a vote of stockholders. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

As permitted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials online under the SEC’s “notice and access” rules. As a result, unless you previously requested electronic or paper delivery on an ongoing basis, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy statement, our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 (the “Annual Report”) and a form of proxy card or voting instruction card (together, the “proxy materials”). The Notice contains instructions on how to access the proxy materials online. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials. If you elect to receive a paper copy, our proxy materials will be mailed to you. This distribution process is more resource- and cost-efficient. The Notice is first being mailed, and the proxy materials are first being made available, to our stockholders on or about July 29, 2024.

All stockholders are cordially invited to attend our Annual Meeting, conducted virtually via live audio webcast at www.proxydocs.com/STEP. You will be able to attend the Annual Meeting online and submit questions during the meeting by visiting www.proxypush.com/STEP. You will also be able to vote your shares electronically at the Annual Meeting by visiting www.proxypush.com/STEP and clicking the appropriate link from the Annual Meeting platform. During the ten days prior to the Annual Meeting, a list of stockholders of record will be available at our principal executive offices located at 277 Park Avenue, 45th Floor, New York, New York 10172. To attend the Annual Meeting, vote, or submit questions during the Annual Meeting, you must first register for the Annual Meeting in advance by visiting www.proxydocs.com/STEP. Upon completing your registration, you will receive a confirmation email, which will include additional information about virtually attending the Annual Meeting. For additional details, see “—How can I attend, participate in and vote at the Annual Meeting online?” in the “Questions and Answers” section below. This proxy statement provides detailed information about the Annual Meeting. We encourage you to read this proxy statement carefully and in its entirety. When accessing our Annual Meeting, please allow ample time for online check-in, which will begin at 12:45 p.m. Eastern Time on Tuesday, September 10, 2024. If you experience technical difficulties during the check-in process or during the Annual Meeting, please call the phone number provided in your confirmation email for assistance.

Your vote is important. Regardless of whether you participate in the Annual Meeting, we hope you vote as soon as possible. You may vote online or by phone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting online or by phone, written proxy or voting instruction card ensures your representation at the Annual Meeting regardless of whether you attend our virtual Annual Meeting online.

By Order of the Board of Directors,

Jennifer Y. Ishiguro

Chief Legal Officer & Secretary

New York, NY

July 29, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 10, 2024

The notice, the proxy statement and the Company’s Annual Report are available at www.proxydocs.com/STEP.

i

Forward-Looking Statements and Website References

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact, including statements regarding our environmental and other sustainability plans and goals. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including the risk factors that we identify in our SEC filings, and actual results may differ materially from the results discussed in such forward-looking statements. We undertake no duty to update publicly any forward-looking statement that we may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

ii

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Status as a Controlled Company

As of July 1, 2024, holders of our Class B common stock control approximately 77.2% of the voting power of our outstanding common stock because each share of our Class B common stock entitles its holder to five votes on all matters to be voted on by stockholders generally until a Sunset (as defined below) becomes effective. After a Sunset becomes effective, each share of our Class B common stock will entitle its holder to one vote. So long as no Sunset has occurred and the Class B stockholders who are party to the Amended and Restated Stockholders Agreement, dated as of September 20, 2021, by and among the Company, StepStone Group LP, a Delaware limited partnership (the “Partnership”) and the other persons and entities party thereto (as the same may be amended and/or restated from time, the “Stockholders Agreement”) hold at least approximately 16.7% of all of the outstanding shares of the Company’s common stock, the Class B stockholders are expected to hold a majority of the Company’s outstanding voting power and thereby will control the outcome of matters submitted to a stockholder vote. A “Sunset” is triggered upon the earliest to occur of the following: (i) Monte Brem, Scott Hart, Jason Ment, Jose Fernandez, Johnny Randel, Michael McCabe, Mark Maruszewski, Thomas Keck, Thomas Bradley, David Jeffrey and Darren Friedman (including their respective family trusts and any other permitted transferees, the “Sunset Holders”) collectively cease to maintain direct or indirect beneficial ownership of at least 10% of the outstanding shares of Class A common stock (determined assuming all outstanding Class B units have been exchanged for Class A common stock); (ii) the Sunset Holders cease collectively to maintain direct or indirect beneficial ownership of an aggregate of at least 25% of the aggregate voting power of our outstanding Class A common stock and Class B common stock, before giving effect to a Sunset; and (iii) September 18, 2025. In the case of a Sunset triggered by an event described in clause (i) or (ii) above, a Sunset triggered during the first two fiscal quarters of any fiscal year will become effective at the end of that fiscal year, and a Sunset triggered during the third or fourth fiscal quarters of any fiscal year will become effective at the end of the following fiscal year.

As a result of the voting power currently held by those Class B and Class A stockholders who are party to the Stockholders Agreement, we qualify as a “controlled company” within the meaning of the corporate governance rules of The Nasdaq Global Select Market LLC (“Nasdaq”). Under these rules, a listed company of which more than 50% of the voting power with respect to the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. Consistent with this, we have elected not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our board of directors consist of independent directors, (ii) director nominees be selected or recommended to the board entirely by independent directors and (iii) the compensation committee be composed entirely of independent directors. If at any time we cease to be a controlled company, we will take all action necessary to comply with SEC rules and regulations and the Nasdaq rules, including appointing a majority of independent directors to our board of directors (our “board” or our “board of directors”) and ensuring that we have a compensation committee and a nominating and corporate governance committee each composed entirely of independent directors, subject to the permitted “phase-in” periods.

Composition of our Board of Directors

Our business and affairs are managed under the direction of our board of directors. Our amended and restated certificate of incorporation provides that the size of our board of directors may be set from time to time by our then current board of directors. Our board of directors currently consists of 9 members with Mr. Brem serving as Chairperson of our board of directors.

Our amended and restated certificate of incorporation and bylaws originally classified our board of directors into three classes of directors, serving staggered three-year terms of office, subject a sunset that we began implementing with our 2023 Annual Meeting of Stockholders. As a result, directors designated as Class I directors and Class III directors have initial terms expiring at this Annual Meeting. Directors up for reelection at this Annual Meeting are subject to reelection to a one-year term expiring at the 2025 Annual Meeting of Stockholders. Directors designated as Class II directors also have terms expiring at our 2025 Annual Meeting of Stockholders. Each director whose term expires at this Annual Meeting or any Annual Meeting of Stockholders thereafter (and any other individual who is nominated for election at any such meeting) shall be elected for a term expiring at the next Annual Meeting of Stockholders. As a result of these provisions, beginning with our 2025 Annual Meeting of stockholders, all of our directors will be subject to annual election.

Pursuant to the Stockholders Agreement described under “Related Person Transactions—Transactions in Connection with our Reorganization and Initial Public Offering—Stockholders Agreement,” certain Class A stockholders, Class B stockholders and Class C unitholders have entered into a Stockholders Agreement pursuant to which they agreed to vote all their shares of voting stock, including Class A common stock and Class B common stock, together and in accordance with the instructions of the Class B Committee (as defined in the Stockholders Agreement), including with respect to nominations for director.

The following table sets forth information with respect to our directors as of the record date:

Name	Age	Class	Director Since	Current Term Expires	Position at the Company	Committee Membership
						AC	CC	NCGC
Monte M. Brem	55	I	2019	2024	Chairperson of the Board of Directors		C	M
Valerie G. Brown	68	I	2021	2024	Director	M*
Jose A. Fernandez	52	II	2020	2025	Co-Chief Operating Officer and Director
Thomas Keck	58	II	2020	2025	Director
Michael I. McCabe	55	II	2020	2025	Head of Strategy and Director
Steven R. Mitchell	54	II	2020	2025	Director
Scott W. Hart	43	III	2020	2024	Chief Executive Officer and Director		M	C
David F. Hoffmeister	69	III	2020	2024	Director	C*
Anne L. Raymond	66	III	2020	2024	Director	M*

AC: Audit Committee CC: Compensation Committee NCGC: Nominating and Corporate Governance Committee	M – Member C – Chairperson

*	Independent Director and Audit Committee Financial Expert

Nominees for Election to a One-Year Term Expiring at the 2025 Annual Meeting of Stockholders

Monte M. Brem has served as Chairperson of our board of directors since November 2019. Since August 1, 2023, he has provided consulting services to the Company as Executive Advisor. Previously, he served as the Partnership’s Chief Executive Officer since he co-founded StepStone in January 2007 until he became its Co-Chief Executive Officer in August 2019, serving through December 2021. From January 2022 to July 2023, he served as Executive Chairman of the Company. From 2002 to 2005, prior to co-founding StepStone, Mr. Brem served as Managing Director and Principal and eventually President at Pacific Corporate Group LLC, a private equity investment firm that oversaw approximately $15 billion of commitments from institutional clients. Earlier in his career, Mr. Brem was an Associate at the law firm of Gibson, Dunn & Crutcher LLP, where he focused on complex corporate transactions and corporate governance matters. Mr. Brem received his B.A. from San Diego State University and his J.D. and MBA from the University of San Diego. He is a member of the state bar of California (inactive status). Mr. Brem brings to our board of directors his extensive experience in private markets investments, deep familiarity with our business and the perspective of our former Co-Chief Executive Officer.

Valerie G. Brown has served as a member of our board of directors since April 2021. From 2016 to 2019, Ms. Brown served as Executive Chairman of the Board of Directors of Advisor Group, Inc., a network of independent investment advisors. Prior to that, she was Chief Executive Officer of Cetera Financial Group, a network of independent retail investment advisors, from 2010 to 2014. Prior to joining Cetera Financial Group, Ms. Brown held a number of executive and senior leadership positions at ING Group and ING North America, as well as Taco Bell Worldwide. Ms. Brown currently serves on the Board of Directors of Advisor Group, AmWINS Group, Inc., a wholesale distributor of specialty insurance products and services, Jackson Hole Airport and Protect Our Water Jackson Hole. Ms. Brown received her B.S. in Chemical Engineering from Oregon State University and her MBA from Stanford University. Ms. Brown brings to our board of directors a wealth of experience in the financial services and wealth management industries, in addition to her financial acumen.

Scott W. Hart has served as the Chief Executive Officer of the Company and Partnership since January 2022 and as a member of our board of directors since September 2020. Mr. Hart has also served as the Co-Chief Executive Officer of the Company and the Partnership between August 2019 and December 2021. He also is a member of the Partnership’s Global Executive Committee, Private Equity Executive Committee, Venture Capital & Growth Equity Executive Committee, Private Equity Investment Committee and Private Equity Portfolio and Risk Management Committee. He has held a number of responsibilities over time, managing a number of important client relationships, serving as Co-Head of Private Equity Co-Investments between January 2013 to October 2019 and helping with opening the firm’s London office. Prior to joining the Partnership in 2007, Mr. Hart was an Associate at TPG Capital, LP from 2005 to 2007. While at TPG, Mr. Hart focused on evaluating, executing and monitoring investments for a private equity fund, as well as helping to develop views on investment thesis, valuation, financing and exit strategy. From 2003 to 2005, Mr. Hart worked as an Analyst at Morgan Stanley in the Consumer & Retail group, where he performed financial and strategic analysis on acquisitions, leveraged buy-outs, divestitures, and debt and equity capital markets transactions. Mr. Hart received his BBA from the University of Notre Dame. Mr. Hart brings to our board of directors his extensive experience in private markets investments and the perspective of our Chief Executive Officer.

David F. Hoffmeister has served as a member of our board of directors since September 2020. He served as the Senior Vice President and Chief Financial Officer of Life Technologies Corporation, a global life sciences company, from 2008 to 2014 when it was acquired by Thermo Fisher Scientific Inc. From 2004 to 2008, he served as Chief Financial Officer of Invitrogen Corporation, which merged with Applied Biosystems in 2008 to form Life Technologies Corporation. Prior to joining Invitrogen, Mr. Hoffmeister spent 20 years with McKinsey & Company as a senior partner serving clients in the healthcare, private equity and chemical industries on issues of strategy and organization. Before joining McKinsey & Company, he held financial positions at GTE Corp. and W.R. Grace and Co. Mr. Hoffmeister currently serves on the boards of directors of Celanese Corporation (since 2006), Glaukos Corporation (since 2014) and ICU Medical, Inc. (since 2018). He also serves on the boards of directors of Kaiser Foundation Hospitals and Kaiser Foundation Health Plan, Inc. Mr. Hoffmeister received his BS from the University of Minnesota and his MBA from the University of Chicago. Mr. Hoffmeister brings to our board of directors his strong finance background, experience as a chief financial officer of a global biotechnology company and as a senior partner of a global managing consulting firm advising on strategic matters, and public company board and audit committee experience.

Anne L. Raymond has served as a member of our board of directors since September 2020. She has had a 35-year career in real estate finance and investment management. From 2000 to 2017, she held senior leadership positions and served on the firmwide Investment Committees at Crow Holdings—a privately-owned real estate investment and development firm with a 70-year history and proven track record of performance. She retired in 2017 as President of Crow Holdings Capital, a Registered Investment Advisor managing capital on behalf of global investors in private equity real estate funds and diversified investment portfolios on behalf of ultra-

high-net-worth families. In addition, from 2000 to 2017, she was Managing Director of Crow Family Holdings—owner of national development companies Trammell Crow Residential and Crow Holdings Industrial. Prior to her tenure at Crow Holdings, from 1995 to 1998, she served as Executive Vice President and Chief Financial Officer at Wyndham International, Inc., an upscale and luxury hotel and resort company—leading its initial public offering in 1996. Ms. Raymond currently serves on the boards of directors of Crow Holdings and Trammell Crow Residential Company, as well as DFW Teach for America and Lone Star Big Brothers Big Sisters. She is also a member of American Enterprise Institute’s National Council and the Executive Advisory Council of the George W. Bush Presidential Center. Ms. Raymond received her BS from the University of Missouri. Ms. Raymond brings to our board of directors her extensive experience in private market investments in real estate and other asset classes, in addition to her financial acumen.

Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders

Jose A. Fernandez has served as the Company’s Co-Chief Operating Officer since November 2019 and as a member of our board since September 2020. He co-founded the Partnership in 2007 as Partner, General Counsel and Chief Compliance Officer. He served as the Partnership’s General Counsel and Chief Compliance Officer until October 2010 when he was succeeded by Jason Ment so that he could focus on his business role. In March 2017, he became the Partnership’s Chief Operating Officer. He served in that role until sharing that role with Mr. Ment as Co-Chief Operating Officer in July 2018. He is also involved in StepStone’s Environmental, Social and Governance activities, as well as diversity initiatives, in addition to various investment activities. Prior to co-founding the Partnership in 2007, Mr. Fernandez served as Managing Director and General Counsel at Pacific Corporate Group LLC, a privately held investment advisory firm, from 2004 to 2006, where he was responsible for all legal and compliance activities, as well as research on emerging managers. From 2001 to 2004, Mr. Fernandez was an Associate at the law firm of Latham & Watkins LLP. At Latham & Watkins, Mr. Fernandez was a member of the Private Equity/Investment Fund Practice Group where he organized and represented private equity, venture capital, and buy-out funds. From 1997 to 2001, Mr. Fernandez was an Associate at the law firm of Curtis, Mallet-Prevost, Colt & Mosle LLP. Mr. Fernandez received his BA from the University of Michigan and his JD from Stanford Law School. Mr. Fernandez brings to our board of directors his extensive experience in private markets investments and his deep understanding of our operations.

Thomas Keck has served as a member of our board of directors since September 2020. Mr. Keck co-founded the Partnership in 2007 as Partner and leads the Partnership’s global research and portfolio management activities, and the development of StepStone Private Market Intelligence. He is also involved in our responsible investment and risk management initiatives. Prior to co-founding the Partnership in 2007, from 2005 to 2006, Mr. Keck was a managing director at Pacific Corporate Group LLC, a private equity investment firm that oversaw over $15 billion of private equity commitments for institutional investors. From 2000 to 2005, Mr. Keck was a principal with Blue Capital Management L.L.C., a middle market buyout firm, and from 1997 to 2000, he was a consultant at McKinsey & Company. Mr. Keck formerly served on the board of directors for Porter Athletic Equipment Company, and currently serves on the board of Trio Health, Inc. He also currently serves on the Research Advisory Council of the Institute for Private Capital, as well as the Private Equity Advisory Council of the University of Chicago Booth School of Business. Mr. Keck received his BA from George Washington University and his MBA from the University of Chicago Booth School of Business. He served in the U.S. Navy as a Naval Flight Officer, receiving numerous decorations flying EA-6Bs off the USS Nimitz (CVN-68) from 1988 to 1995. Mr. Keck brings to our board of directors extensive experience in private market investments.

Michael I. McCabe has served as our Head of Strategy since November 2019 and as a member of our board of directors since September 2020. Mr. McCabe has served as Head of Strategy of the Partnership since May 2017. He has been Partner of the Partnership since October 2010. He is a member of the private equity team and is involved with various investment and risk management activities. Prior to joining the Partnership in 2010, Mr. McCabe served as a Vice President at Hamilton Lane Advisors L.L.C., where he was the co-head of secondary and co-investment funds from 2005 to 2008. From 1995 to 2005, Mr. McCabe served as Director at

CEMEX S.A.B de C.V., a publicly held company, where he focused on due diligence and financial analysis of capital investments, as well as strategic mergers and acquisitions. Mr. McCabe received a BA from Drexel University and an MBA from Columbia University. Mr. McCabe brings to our board of directors his extensive experience in private markets investments and his deep knowledge of our strategies.

Steven R. Mitchell has served as a member of our board of directors since September 2020, and has served as a director of the Partnership since its founding in January 2007. Mr. Mitchell has served as the Chief Executive Officer of Argonaut Private Capital L.P., a private equity investment firm, since July 2016, and from November 2004 to July 2016, he was the Managing Director of Argonaut Private Equity, LLC, a private equity investment firm. Prior to joining Argonaut Private Equity, LLC, Mr. Mitchell was a principal in both Radical Incubation, a private equity investment firm, and 2929 Entertainment, LLC, a media company. Mr. Mitchell currently serves on the board of directors of Aspen Aerogels, Inc., a public company listed on the New York Stock Exchange and Alkami Technology, Inc. a public company listed on the Nasdaq. He also currently serves on the boards of directors of several privately owned companies. From 1996 to 1999, Mr. Mitchell was a corporate attorney at Gibson, Dunn & Crutcher LLP. Mr. Mitchell received his BBA from Baylor University and his JD from the University of San Diego School of Law. Mr. Mitchell brings to our board of directors his public company board experience and his experience with private investments.

Director Independence

Our Nominating and Corporate Governance Committee and our board have conducted their annual review of the independence of each director nominee under the applicable Nasdaq and SEC independence standards. Based upon the Nominating and Corporate Governance Committee’s recommendation and our board’s own review and assessment, our board has affirmatively determined in its business judgment that each of Valerie G. Brown, David F. Hoffmeister and Anne L. Raymond is “independent” as defined under the Nasdaq rules and Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Board Leadership Structure

Our board does not have a policy on whether the role of Chairperson and Chief Executive Officer should be separate or combined and annually reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. After careful consideration, the board determined that, at this time, having separate Chief Executive Officer and Chairperson roles is best for us and our stockholders. As our Chief Executive Officer, Mr. Hart is responsible for developing and overseeing the implementation of our business strategy as well as leading and managing the day-to-day operations of the Company. With Mr. Brem serving as Chairperson of our board of directors, the Company continues to leverage Mr. Brem’s experience. In Mr. Brem’s role as Chairperson of our board of directors, Mr. Brem focuses on board oversight and governance matters, and serves as the liaison between the board and management, working closely with our directors and our Chief Executive Officer. In addition, since August 1, 2023, Mr. Brem has served as Executive Advisor to the Company providing such consulting services, as reasonably requested by the board and our Chief Executive Officer. Our board believes that our existing board leadership structure provides the most effective and efficient leadership for the Company at this time. The board recognizes that no single leadership model is right for all companies and at all times, and will continue to evaluate whether to split or combine the roles to ensure our leadership structure continues to be in the best interests of the Company and our stockholders.

Executive Sessions

In order to promote open discussion among independent directors, our board holds executive sessions of independent directors at least quarterly. These executive sessions are chaired by a director selected by the independent directors during such sessions.

Board Qualifications & Diversity

The Nominating and Corporate Governance Committee periodically reviews, and recommends to our board, the skills, experience, characteristics and other criteria for identifying and evaluating directors. Our board expects directors to be open and forthright, to develop a deep understanding of the Company’s business, and to exercise sound judgment and courage in fulfilling their oversight responsibilities. Directors should embrace the Company’s values and culture and should possess the highest levels of integrity.

The Nominating and Corporate Governance Committee evaluates the composition of our board annually to assess whether the skills, experience, characteristics and other criteria established by our board are currently represented on our board as a whole, and in individual directors, and to assess the criteria that may be needed in the future in light of the Company’s anticipated needs. Our board of directors and the Nominating and Corporate Governance Committee also actively seek to achieve a diversity of occupational and personal backgrounds on the board, including diversity with respect to demographics such as gender, race, ethnic and national background, geography, age and sexual orientation. As part of the search process for each new director, the Nominating and Corporate Governance Committee includes members of underrepresented groups such as women, ethnic/racial minorities and LGBTQ in the pool of candidates (and instructs any search firm the Nominating and Corporate Governance Committee engages to do so), and interviews at least one woman and one racial or ethnic minority candidate.

Board Diversity Matrix (As of July 29, 2024)
Total Number of Directors	9
	Female	Male
Part I: Gender Diversity
Directors	2	7
Part II: Demographic Background:
Alaskan Native or Native American		1
Hispanic or Latinx		1
White	2	6
Two or More Races or Ethnicities		1
Directors who are Military Veterans:		1

The Nominating and Corporate Governance Committee reviews the qualifications of director candidates and incumbent directors in light of the criteria approved by our board and recommends the Company’s candidates to our board for election by the Company’s stockholders at the applicable annual meeting. We also assess qualifications and characteristics of our directors, including gender, racial and ethnic diversity, as part of our board’s annual self-evaluation process. We believe our board is well positioned to provide effective oversight and strategic advice to our management.

Procedures for Recommending Individuals to Serve as Directors

The Nominating and Corporate Governance Committee also considers director candidates recommended by our stockholders. Any stockholder who wishes to propose director nominees for consideration by our Nominating and Corporate Governance Committee, but does not wish to present such proposal at an annual meeting of stockholders, may do so at any time by sending each proposed nominee’s name and a description of his or her qualifications for board membership to the chair of the Nominating and Corporate Governance Committee by sending an email to shareholders@stepstonegroup.com or in writing, c/o our Chief Legal Officer & Secretary, at StepStone Group Inc., 277 Park Avenue, 45th Floor, New York, New York 10172. The recommendation should contain all of the information regarding the nominee required under the “advance notice” provisions of our amended and restated bylaws (“bylaws”) (which can be provided free of charge upon request by writing to our Chief Legal Officer & Secretary at the address listed above). The Nominating and Corporate Governance Committee evaluates nominee proposals submitted by stockholders in the same manner in which it evaluates other director nominees.

Committees of the Board of Directors

Our board established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. These committees are each described below. Each of our board’s committees acts under a written charter, which was adopted and approved by our board of directors. Copies of the committees’ charters are available on our website at https://shareholders.stepstonegroup.com/corporate-governance.

Committee Membership; Meetings and Attendance

Between April 1, 2023 and March 31, 2024:

•	our board of directors held seven meetings;

•	our Audit Committee held four meetings;

•	our Compensation Committee held four meetings; and

•	our Nominating and Corporate Governance Committee held three meetings.

Each of our incumbent directors attended at least 75% of the meetings of our board of directors and the respective committees of which he or she was a member held during the period such incumbent director was a director during the fiscal year ended March 31, 2024 (“fiscal 2024”).

Directors are expected to attend the Annual Meeting absent unusual circumstances. All directors then serving attended the 2023 Annual Meeting of Stockholders.

Audit Committee

Our Audit Committee consists of Ms. Brown, Mr. Hoffmeister and Ms. Raymond. Mr. Hoffmeister serves as the chair of the Audit Committee. Each of Ms. Brown, Mr. Hoffmeister and Ms. Raymond qualifies as an “independent” director for purposes of the SEC and Nasdaq independence rules that are applicable to audit committee members. Each of Ms. Brown, Mr. Hoffmeister and Ms. Raymond qualifies as an “audit committee financial expert” as defined by the SEC. Our Audit Committee, among other things, has responsibility for:

•	appointing, determining the compensation of and overseeing the work of our independent registered public accounting firm, as well as evaluating its independence and performance;

•	considering and approving, in advance, all audit and non-audit services to be performed by our independent registered public accounting firm;

•

reviewing and discussing with management and the independent auditor, as appropriate, the adequacy and effectiveness of our internal control over financial reporting and our disclosure controls and procedures;

•	discussing with management our risk assessment and risk management policies and processes; and

•	establishing procedures for the receipt and treatment of complaints and employee concerns regarding our financial statements and auditing process.

Compensation Committee

Our Compensation Committee consists of Messrs. Brem and Hart. Mr. Brem serves as the chair of the Compensation Committee. As a controlled company, we rely upon the exemption from the Nasdaq requirement that we have a compensation committee composed entirely of independent directors. Our Compensation Committee, among other things, has responsibility for:

•	making recommendations to our board of directors with respect to the compensation of the Chief Executive Officer;

•	reviewing and approving the compensation of other executive officers;

•	recommending the amount and form of non-employee director compensation; and

•	appointing and overseeing any compensation consultant.

Nominating and Governance Committee

Our Nominating and Corporate Governance Committee consists of Messrs. Brem and Hart. Mr. Hart serves as the chair of the Nominating and Corporate Governance Committee. As a controlled company, we rely upon the exemption from the Nasdaq requirement that we have a nominating and corporate governance committee composed entirely of independent directors or that our director nominees be otherwise selected or recommended to the board by independent directors. Our Nominating and Corporate Governance Committee, among other things, has responsibility for:

•	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors; and

•	developing and recommending to our board of directors a set of corporate governance guidelines and principles.

Risk Oversight

Our board of directors believes that effective risk management and control processes are critical to StepStone’s safety and soundness, our ability to predict and manage the challenges that StepStone may face and, ultimately, StepStone’s long-term corporate success.

In general, management is responsible for the day-to-day oversight and management of strategic, operational, legal, compliance, cybersecurity and financial risks, while our board of directors, as a whole and through its committees, is responsible for the oversight of our risk management framework. Consistent with this approach, management reviews both the framework and certain specific risks with our board and Audit Committee at regular board and Audit Committee meetings as part of management presentations that focus on particular business functions, operations, or strategies, and presents steps taken by management to eliminate or mitigate such risks. While our board is ultimately responsible for the risk oversight of our Company, our Audit Committee has primary responsibility for management and mitigation of the risks facing our Company, including major financial, cybersecurity and control risks, and oversight of the measures initiated by management to monitor and control such risks.

Our Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Compensation Committee has responsibility to review the risks arising from our compensation policies and practices applicable to all employees and evaluate policies and practices that could mitigate any such risk. Our Nominating and Corporate Governance Committee has responsibility to review risks relating to our corporate governance practices. These committees provide regular reports on our risk management practices to our full board, as necessary. Our board believes that the Company’s current leadership structure supports its risk oversight function.

Communications with Directors

Stockholders and other interested parties who wish to communicate with our board or any individual director may do so by sending an email to shareholders@stepstonegroup.com or in writing, c/o our Chief Legal Officer & Secretary, at StepStone Group Inc., 277 Park Avenue, 45th Floor, New York, New York 10172. Communications we receive that relate to accounting, internal accounting controls, auditing matters or securities law matters will be referred to the Audit Committee unless the communication is directed otherwise. You may communicate anonymously and/or confidentially. Each communication will be reviewed by our Chief Legal

Officer & Secretary to determine whether it is appropriate for presentation to our board or the applicable director(s). The purpose of this screening is to allow our board (or the applicable individual director(s)) to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations, product inquiries or any offensive or otherwise inappropriate materials).

Code of Business Conduct and Ethics

Our board adopted a Code of Conduct and Ethics (the “Code”) relating to the conduct of our business by all of our employees, executive officers (including our principal executive officers, principal financial officer and principal accounting officer (or persons performing similar functions)), and directors. This Code satisfies the requirement that we have a “code of conduct” under the Nasdaq and SEC rules and is available on our website at https://shareholders.stepstonegroup.com/corporate-governance. To the extent required under the listing rules and SEC rules, we intend to disclose future amendments to certain provisions of this Code, or waivers of such provisions, applicable to any of our executive officers or directors, on our website identified above.

Corporate Governance Guidelines

Our board also adopted principles of corporate governance to formalize its governance practices, which serve as a framework within which our board of directors and its committees operate. These principles cover a number of areas, including the role of our board of directors, board composition and leadership structure, director independence, director selection, qualification and election, director compensation, executive sessions, Chief Executive Officer evaluations, succession planning, annual board assessments, board committees, director orientation and continuing education, stockholder engagement and others. A copy of our corporate governance guidelines is available on our website at https://shareholders.stepstonegroup.com/corporate-governance.

Compensation Committee Interlocks and Insider Participation

Messrs. Brem and Hart were members of our Compensation Committee during fiscal 2024. Mr. Hart is an executive officer of the Company and Mr. Brem was a non-employee Chairperson of the board, effective August 1, 2023. Previously, Mr. Brem was the Executive Chairman. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any other entity that has one or more executive officers serving on our board of directors or compensation committee.

Insider Trading Policy and Prohibitions and Restrictions on Hedging and Pledging Transactions

Our Insider Trading Policy governs the purchase, sale, and/or any other dispositions of our securities by directors, officers, employees and other covered persons and is designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. To the extent the Company engages in transactions in its securities, it does so in accordance with applicable laws.

Among other things, our Insider Trading Policy prohibits our (i) directors and officers and members of their immediate families and households and their controlled entities (i.e., corporations or other business entities controlled or managed by any such person, and trusts or other entities for which any such person is the trustee or in which any such person has a beneficial pecuniary interest) as well as, (ii) subject to their ability to request an exemption in limited circumstances (1) the Chief Compliance Officer, the Global Head of Human Resources, the Head of Tax and the Head of Fund Accounting, (2) partners and other personnel more likely to be in possession of material non-public information, (3) certain personnel regularly involved in the preparation or review of the Company’s financial statements and (4) certain other employees who are so designated from time to time, as well as in the case of clauses (1) – (4), members of their immediate families and households and their controlled entities, from purchasing financial instruments (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, and exchange funds) and from otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of StepStone securities granted to any such person by us as part of such person’s compensation or held, directly or indirectly, by such person. Similarly, persons listed in clause (i) and, subject to their ability to request an exemption in limited circumstances, persons listed in clause (ii) are also prohibited from pledging StepStone securities as collateral for a loan. Our Insider Trading Policy is filed as exhibit 19.1 to our Annual Report on Form 10-K for the year ended March 31, 2024 which was filed with the SEC on May 24, 2024.

Fiscal 2024 Director Compensation

Our policy is to pay director compensation only to directors whom we deem independent. We have adopted a program for compensating our independent directors with a combination of cash and equity.

Annual Retainer. Prior to September 13, 2023, the date of our 2023 annual meeting of stockholders, all independent directors were eligible to receive a $150,000 annual retainer. After September 13, 2023, the annual retainer for all independent directors was increased to $175,000. All annual retainers are pro-rated for any partial year of service. Fifty percent of the annual retainer is payable in the form of restricted stock units (“RSUs”) and the remaining fifty percent is payable, at the election of such director, in the form of cash or RSUs.

Audit Committee Chair Retainer. In addition to the annual retainer, the chair of the Audit Committee is eligible to receive an additional $25,000 annual retainer. Fifty percent of such retainer is payable in the form of RSUs and the remaining fifty percent is payable, at the election of the director, in the form of cash or RSUs.

RSUs. All RSUs granted to directors vest in full based on continuous service as a member of the board of directors through the earlier of 12 months following the date of grant and the date of our next annual meeting of stockholders.

All members of the board of directors are reimbursed for reasonable costs and expenses incurred in attending meetings of our board of directors.

The table below describes the compensation provided to our non-executive officer directors in fiscal 2024. The table excludes Messrs. Fernandez, McCabe and Hart because they each served as executive officers during fiscal 2024 but did not receive separate compensation for their additional service as directors during that time period. In accordance with the director compensation program, the board of directors approved the RSU grants to each independent director with a grant date of September 13, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		All Other Compensation ($)		Total ($)
Monte Brem(2)	—	—		774,262	(3)	774,262
Valerie G. Brown	—	174,985	(4)	—		174,985
David F. Hoffmeister	—	199,996	(4)	—		199,996
Thomas Keck(5)	—	322,488		1,773,929	(6)	2,096,417
Steven R. Mitchell(7)	—	—		—		—
Anne L. Raymond	—	174,985	(4)	—		174,985

(1)

Amounts in this column represent the aggregate grant date fair value of RSUs granted during fiscal 2024, calculated in accordance with FASB ASC Topic 718 based on the closing price per share of Class A common stock on (i) for each director other than Mr. Keck, September 13, 2023, the date of grant, of $31.66 and (ii) for Mr. Keck, February 14, 2024, the date of grant, of $35.21. For additional information regarding the assumptions underlying this calculation, please read Note 10 to our consolidated financial statements for the fiscal year ended March 31, 2024 located in our Annual Report on Form 10-K for such fiscal year. As of March 31, 2024, each non-executive director held the following unvested RSUs: Mr. Brem: 0; Ms. Brown: 5,527; Mr. Hoffmeister: 6,317; Mr. Keck: 9,159; Mr. Mitchell: 0; and Ms. Raymond: 5,527.

(2)

Mr. Brem is a retired partner of the Partnership, and thus, is not eligible for compensation under our director compensation program. The amounts reported in this table represent the compensation he received from the Partnership for fiscal 2024 and excludes any distributions received in respect of his equity ownership interests in the Partnership. Mr. Brem, MMAR HNL, LLC and the Company entered into a consulting agreement, effective August 1, 2023, pursuant to which Mr. Brem serves as Executive Advisor, providing consulting services as reasonably requested by the board and/or the Chief Executive Officer of the Partnership and the Company, in exchange for which he receives cash consulting fees of $250,000 per year, payable in monthly installments.

(3)

Consists of $100,000 in salary, $166,667 in consulting fees, cash payments received in respect of carried interest allocations of $499,848, life and disability insurance premiums of $2,520 and 401(k) company contributions of $5,227. The salary, insurance premiums and 401(k) company contributions relate to the period of fiscal 2024 during which he was an active partner of the Partnership.

(4)

Ms. Brown, Mr. Hoffmeister and Ms. Raymond elected to receive 100% of their annual retainers in the form of RSUs. The number of RSUs granted was determined based on the closing price per share of Class A common stock on September 13, 2023 of $31.66, rounded down to the next whole share.

(5)

Mr. Keck is a partner of the Partnership, and thus, is not eligible for compensation under our director compensation program. The amounts reported in this table represent the compensation he received from the Partnership for fiscal 2024 and excludes any distributions received in respect of his equity ownership interests in the Partnership. The number of RSUs granted to him as an employee was determined based on the closing price per share of Class A common stock on September 14, 2023 of $35.21, rounded to the next whole share.

(6)

Consists of $450,000 in salary, $677,500 in total cash bonuses for calendar year 2023 and the remainder of fiscal 2023, cash payments received in respect of carried interest allocations and incentive fee payments of $628,379, life and disability insurance premiums of $9,407 and 401(k) company contributions of $8,643.

(7)	Mr. Mitchell is not eligible for compensation under our director compensation program and did not receive any compensation from us during fiscal 2024.

ESG in Our Corporate Operations

We are committed to incorporating ESG factors across our operational decision making and internal policies. Our key focus areas are diversity, equity and inclusion (“DEI”), managing our carbon footprint, and community engagement.

DEI

We value diversity among our staff and leadership, recognizing that through diversity, we gain a variety of perspectives, views, and ideas which strengthen our ability to strategize, communicate, and deliver on our mission. In addition to being the right thing to do, we believe building and maintaining a diverse, equitable and inclusive firm supports our mission and our success as a business. In short, we believe DEI:

•	Makes us better investors, sharpens our analysis and makes us more effective communicators;

•	Enables our firm to tap into our employees’ full potential; and

•	Improves performance and contributes to a more sustainable enterprise.

In 2017, we established a global DEI Committee comprising senior and mid-level members from across our organization to evaluate our current diversity efforts, lead new initiatives to improve DEI at our firm, and continue to improve upon our policies and culture.

To build a diverse workforce, we are focused on expanding our recruiting processes and outreach to broaden our pipeline of potential candidates. These efforts allow us to build more diverse slates of prospective new hires. We actively monitor our progress in this regard.

Talent development, promotion and retention are also key components of our DEI efforts. This includes sponsorship programs, education and executive coaching opportunities. We have also continued to review and expand relevant policies, including our parental leave policies and related benefits.

Building awareness and engagement around the importance of DEI, both internally and externally, represents another core tenet of our efforts. As an example, our employees have launched multiple Employee Resource Groups (“ERGs”) established with the intention of providing a supportive community for employees of certain affinity groups and their allies. In addition, from time to time, we host internal and external networking and educational events in various jurisdictions, in support of DEI.

Finally, StepStone is a supporter of several organizations that advocate for further diversity in our industry.

Managing Our Carbon Footprint

We are focused on the firm’s carbon footprint as we seek to maintain carbon neutrality within our operations as a stated firm goal. As such, the following efforts have been undertaken:

•

Since 2019, engaged a consultant on an annual basis to conduct a comprehensive carbon footprint measurement and analysis of our operations. Based on this analysis, we have funded several sustainable development projects to offset our carbon emissions and achieve carbon neutral status within our operations;

•

Implementing tailored carbon reduction initiatives across our global offices, including recycling protocols, transitioning to electronic tablets during meetings and encouraging a “paperless” approach where practicable. As part of our vendor due diligence process, we have added specific climate-related queries to help us understand and evaluate vendor environmental efforts, such as whether they measure their carbon footprint and have initiatives in place to minimize or offset emissions; and

•	Prioritizing selection of highly rated Leadership in Energy and Environmental Design (LEED) or comparable standard in leasing office space.

Community Engagement

We encourage and support community engagement. Our community program uses a global-and-local approach and is driven by our community involvement teams at many of our offices. Projects are organized locally and partnered with various service organizations within our communities dedicated to causes encompassing public service, education, environmental efforts, healthcare, and military veterans. Additionally, we have implemented a volunteer time-off policy that gives employees 16 hours per calendar year of paid time to volunteer at an organization of their choice. We actively monitor participation in these programs. We have also established a formalized charitable giving program with an employee matching component.

PROPOSAL 1—ELECTION OF DIRECTORS

There are five directors whose term of office expires at the Annual Meeting. Our Nominating and Corporate Governance Committee has recommended, and our board has approved, Monte M. Brem, Valerie G. Brown, Scott W. Hart, David F. Hoffmeister and Anne L. Raymond as nominees for election at the Annual Meeting. If elected at the Annual Meeting, each nominee will serve until the 2025 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until his or her earlier death, resignation, retirement, disqualification or removal. Information concerning these nominees and other continuing directors appears under the “—Composition of the Board of Directors” above. Each nominee was appointed to our board prior to or in connection with our initial public offering. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. If any nominee becomes unable or unwilling to stand for election as a director, proxies will be voted for any substitute as designated by our board, or alternatively, our board may leave a vacancy on our board or reduce the size of our board.

Each director is elected by a plurality of the votes cast. “Plurality” means that the five nominees who receive the largest number of votes cast “For” such nominees are elected as directors. Stockholders may vote “For” any or all of the nominees or “Withhold” with respect any or all of the nominees named in this Proposal 1. Any shares voted “Withhold” and broker non-votes, if any, are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election.

FOR	OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS

The following individuals constitute our executive officers:

Name	Age*	Position
Scott W. Hart	43	Chief Executive Officer and Director
Jason P. Ment	46	President and Co-Chief Operating Officer
Jose A. Fernandez	52	Co-Chief Operating Officer and Director
David Y. Park	51	Chief Financial Officer
Michael I. McCabe	55	Head of Strategy and Director

*	As of the proxy filing date.

Biographies of each of Messrs. Hart, Fernandez and McCabe appear above under “—Composition of our Board of Directors.” Biographies of the remaining executive officers appear below:

Jason P. Ment has served as the Company’s President and Co-Chief Operating Officer since November 2019. Mr. Ment joined the Partnership as Partner, General Counsel and Chief Compliance Officer in October 2010, assumed the additional role of Co-Chief Operating Officer in July 2018 and then became StepStone’s Partner, President and Co-Chief Operating Officer in May 2019. Prior to joining StepStone in October 2010, Mr. Ment was General Counsel of Citigroup Private Equity, a $10 billion equity co-investment, mezzanine, and fund of private equity funds business from 2007 to 2010. Also while at Citigroup, from 2009 to 2010, he was the General Counsel of Metalmark Capital, a middle-market private equity business, and from 2008 to 2010, he was General Counsel of Citi Sustainable Development Investments, a clean technology and renewable energy-focused venture investment business. Prior to joining Citigroup, Mr. Ment was an Associate in O’Melveny & Myers LLP’s Mergers & Acquisitions/Private Equity Group from 2005 to 2007 and an Associate in McDermott Will & Emery LLP’s Mergers & Acquisitions Group from 2002 to 2005. Mr. Ment received his BS from Cornell University and his JD from the New York University School of Law.

David Y. Park has served as the Company’s Chief Financial Officer since January 2024. Previously, Mr. Park served as the Company’s Chief Accounting Officer since November 2019 and as Chief Accounting Officer of the Partnership, since July 2019. Prior to joining the Company in 2019, Mr. Park was with Oaktree Capital Management, L.P., a global alternative investment management firm, since 2012, last serving as the head of corporate accounting, policy and reporting. Prior to Oaktree, he has held senior-level roles in accounting and financial reporting at Jacuzzi Group Worldwide and ViewSonic Corporation. Mr. Park began his career with PricewaterhouseCoopers in the assurance and business advisory practice. Mr. Park received his B.A. in Economics from the University of California at Irvine and Master of Accounting from the University of Southern California. Mr. Park is a licensed certified public accountant in the state of California.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy and objectives and each element of compensation awarded to, earned by or paid to our named executive officers (our “Named Executive Officers” or “NEOs”) during fiscal 2024. For fiscal 2024, our Named Executive Officers were:

Name	Title
Scott W. Hart	Chief Executive Officer and Director
David Y. Park	Chief Financial Officer(1)
Jason P. Ment	President and Co-Chief Operating Officer
Jose A. Fernandez	Co-Chief Operating Officer and Director
Michael McCabe	Head of Strategy and Director
Johnny D. Randel	Former Chief Financial Officer(1)

(1)	Mr. Randel retired as Chief Financial Officer effective December 31, 2023 and was succeeded by Mr. Park, who previously served as the Company’s Chief Accounting Officer.

Compensation Philosophy and Determination Process

Executive compensation at StepStone is aligned with both Company and individual performance. The foundation of our executive compensation is in our performance-based compensation culture, which extends far beyond our executive team. To ensure that all levels of our compensation program remain performance-based, we rely heavily on equity ownership and carried interest awards, creating direct links between the compensation realized by our NEOs and the interests of our shareholders and our clients.

In order to attract, retain, reward and motivate talented executives, our executive compensation program consists of the following components:

•	annual base salary;

•	annual incentive compensation in the form of cash bonuses;

•	long-term incentive compensation in the form of RSUs and carried interest awards; and

•	retirement, health and welfare benefits, including participation in plans that are generally available to all of our employees.

We believe these components of compensation result in an effective mix of fixed and variable compensation and balance short-term and long-term compensation considerations that are closely tied to the growth of StepStone and enhanced shareholder value.

The compensation of our NEOs is determined by our Compensation Committee, with the compensation for Mr. Hart being subject to recommendation from the Compensation Committee for final determination by the board of directors. Our Compensation Committee did not engage a compensation consultant during fiscal 2024. The Company engaged Johnson Associates as a compensation consultant during fiscal 2024 to provide the Company with market data, analysis and commentary regarding market conditions and compensation trends. In making its determinations and recommendations for fiscal 2024, the Compensation Committee utilized this market information to evaluate the pay mix and structure of our executive compensation.

The Compensation Committee undertakes an annual review of the Company’s compensation policies and practices generally, financial incentive criteria, usage of equity for compensation, vesting and performance criteria and forfeiture and recoupment provisions. The Compensation Committee has determined that risks arising from the Company’s compensation policies and practices for all employees are not reasonably likely to have a material adverse effect on the Company.

Elements of Compensation

In order to attract, retain, motivate and reward our executives, we consider a total rewards approach to compensation, which consists of the components described below.

Base Salary

The base salary for each of the NEOs is determined by the Compensation Committee (or, for Mr. Hart, by recommendation from the Compensation Committee to the board of directors for approval). Effective July 1, 2023, following consideration of information regarding base salaries of executives in our industry, the Compensation Committee (or, for Mr. Hart, the board of directors after recommendation from the Compensation Committee) increased the salary of each Section 16 officer, including each NEO, to $500,000 annually.

Annual Incentive Compensation

For calendar year 2023, Mr. Hart’s annual incentive compensation was based on performance against corporate goals and objectives established at the beginning of calendar year 2023 relating to (i) financial performance, including fee-earning assets under management (“FEAUM”), management and advisory fees, fee-related earnings (“FRE”), FRE margin and adjusted net income per share, (ii) team and culture management, including with a view to diversity, equity and inclusion and environmental, social and governance considerations, (iii) client relationship management, and (iv) enumerated strategic priorities for calendar year 2023, including progress towards asset class integration and growth of the Company’s private wealth business. Based on a holistic assessment of these goals and objectives, the Compensation Committee recommended and the board of directors approved Mr. Hart’s bonus for calendar year 2023 as set forth below.

The other NEOs were eligible to receive an annual bonus for calendar year 2023 based on the approval of the Compensation Committee. In December 2023, in consideration of each NEO’s performance and StepStone’s performance during calendar year 2023, the Compensation Committee approved bonuses for the 2023 calendar year as set forth below.

Other than for Mr. Randel who retired at the end of the 2023 calendar year, a portion of each NEO’s annual bonus for calendar year 2023 was payable in cash and a portion was paid in the form of RSUs based on a pre-determined formula derived from each NEO’s total compensation. See below under “—Long-Term Incentive Compensation” for more information about such RSUs.

Beginning in fiscal 2025, the Compensation Committee (and, for Mr. Hart, the board of directors) determined to adjust the annual incentive program such that the payouts would align to StepStone’s fiscal year ending March 31, rather than to the calendar year. To bridge the gap from the end of the 2023 calendar year and the end of fiscal 2024, the board of directors and the Compensation Committee, as applicable, approved additional bonuses for each of the NEOs (other than Mr. Randel) that were equal to 25% of the NEO’s total 2023 calendar year bonus, and which were paid in cash in April 2024.

Name	2023 Calendar Year Bonus			Additional Stub Period Cash Bonus
	Cash Bonus	RSUs	Total
Scott W. Hart	$837,500	$562,500	$1,400,000	$350,000
David Park	$387,500	$262,500	$650,000	$162,500
Jason P. Ment	$717,500	$482,500	$1,200,000	$300,000
Jose A. Fernandez	$477,500	$322,500	$800,000	$200,000
Michael McCabe	$477,500	$322,500	$800,000	$200,000
Johnny D. Randel	$650,000	—	$650,000	—

Long-Term Incentive Compensation

Restricted Stock Units. During fiscal 2024, we granted RSU awards under our 2020 Long-Term Incentive Plan (the “2020 LTIP”) to each of our NEOs, other than to Mr. Randel, with the value of the grants determined as described above under “—Annual Incentive Compensation.” Determining each NEO’s RSU award based on the annual bonus goals and objectives (for Mr. Hart) and the Compensation Committee’s assessment of each NEO’s performance and StepStone’s performance (for the other NEOs) is intended to align StepStone’s executive compensation program with market-based compensation practices, rather than focusing solely on the individual NEO’s total ownership level. As such, on February 14, 2024, Mr. Hart received an award of 15,976 RSUs, Mr. Park received an award of 7,455 RSUs, Mr. Ment received an award of 13,703 RSUs, and Messrs. McCabe and Fernandez each received awards of 9,159 RSUs. All of the awards vest in equal annual installments over four years. The Compensation Committee and the board of directors believe that a four-year vesting period encourages our NEOs to take a longer-term view of our overall performance and stockholder value, while also providing a key retention incentive.

Carried Interest and Incentive Fees. We receive an allocation of performance-based fees, commonly referred to as “carried interest,” from limited partners in our investment funds and separately managed accounts for which we act as both investment adviser and general partner or managing member (the “StepStone Funds”) and we hold an equity interest. Approximately 50% of carried interest allocation revenue is awarded to certain employees, including our NEOs, as a form of long-term incentive compensation, fostering alignment of interest with our clients and investors, and retaining key investment professionals. Ownership of carried interest by our NEOs may be subject to a range of vesting conditions, including continued employment and forfeiture upon occurrence of certain specified events post-termination, thus serving as an important employment retention mechanism. Carried interest awards to employees have historically vested over eight years; however, awards granted in April 2020 and thereafter vest over five years. Each carried interest award is subject to accelerated vesting in connection with certain qualifying terminations, as described under “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control—Carried Interest” below.

For StepStone Funds for which we act as the investment adviser but do not have a general partner or other equity interest, incentive fees may be realized pursuant to client investment mandates and are generally calculated as a percentage of the profits, subject to the achievement of minimum return levels or performance benchmarks. Like the carried interest, a portion of the incentive fees we receive are awarded to certain employees, including our NEOs, as a form of long-term incentive compensation.

Each of our NEOs, other than Mr. Park, received cash distributions attributable to carried interest awards and each of our NEOs received incentive fee payments in fiscal 2024, all of which are reflected in the “All Other Compensation” column of the Summary Compensation Table below.

Other Benefits and Perquisites

Retirement Benefits. We offer eligible employees, including our NEOs, the opportunity to participate in our tax-qualified 401(k) plan. Employees can contribute an amount that cannot exceed 100% of their eligible compensation up to the Internal Revenue Service’s annual limits on either a before-tax or after-tax basis into the 401(k) plan. We make a non-discretionary non-matching contribution to the plan on behalf of all eligible employees equal to 3% of their eligible pay. All company contributions are immediately 100% vested.

Health and Welfare Benefits. Our NEOs participate in the same health and welfare benefit programs offered to our broader employee populations. In addition, we provide our NEOs and other senior employees with enhanced life and disability insurance benefits for which the Company pays the premiums.

Termination Benefits. As described under “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” below, StepStone is not party to any employment, severance or change in control arrangements with our NEOs; however, the outstanding equity awards held by our NEOs and each NEO’s carried interest awards are eligible for accelerated vesting in connection with certain termination or change in control events. Historically, we have not viewed severance arrangements for executive officers as necessary due to existing carried interest and other long-term equity holdings amongst our executive officers.

Perquisites and Other Compensation. We believe that our executive compensation program provides appropriate compensatory levels without the need for excessive perquisites and benefits. As a result, none of our NEOs received any perquisites in excess of $10,000 during fiscal 2024. We do, however, provide certain limited tax reimbursements for unitholders of the Partnership who provide services to the Partnership, including certain of our NEOs, who own less than one percent of the outstanding units of the Partnership. Such individuals are eligible to receive a self-employment tax make-whole payment in the amount of self-employment tax payable by the individual that would not have been payable by the individual if the individual had the status of an employee of the Partnership for tax purposes.

Other Compensation Matters

Clawback Policy

In August 2023, we adopted a Clawback Policy effective as of October 2, 2023, which is intended to comply with the requirements of Listing Rule 5608 adopted by the Nasdaq Stock Market to implement Rule 10D-1 under the Exchange Act. In the event StepStone is required to prepare an accounting restatement of its financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, StepStone will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.

Practices on Timing of Equity Awards

In granting equity awards to the NEOs, the board of directors has used a consistent grant date of February 14 for annual RSU grants, which is expected to be during a scheduled open trading window (as defined under the Company’s insider trading policy). Beginning in fiscal 2025, however, consistent with the treatment for annual incentive awards discussed above in “Compensation Discussion and Analysis—Annual Incentive Compensation,” the Compensation Committee (and, for Mr. Hart, the board of directors) will likely adjust the timing of the grant of equity awards to align more closely with StepStone’s fiscal year. As a result, we anticipate that future RSU awards will have a grant date in March. Material nonpublic information is not taken into account by the Compensation Committee or the board of directors when determining the timing and terms of RSU grants to NEOs.

Tax and Accounting Implications of Executive Compensation Decisions

In making compensation decisions, the Compensation Committee and the board of directors consider the tax treatment and accounting implications; however, these are not the primary basis upon which our compensation decisions are made and are only secondary considerations to ensuring that our compensation decisions further our overall executive compensation philosophy. As a result, the compensation received by our NEOs may not be fully tax deductible or may have adverse accounting consequences.

Prohibition on Hedging and Pledging

As described under “Board of Directors and Corporate Governance—Prohibitions and Restrictions on Hedging and Pledging Transactions” above, our NEOs, members of their immediate families and households and their controlled entities are prohibited from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of StepStone securities and from pledging StepStone securities as collateral for a loan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management and based on such review and discussions, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended March 31, 2024.

Compensation Committee:

Monte M. Brem
Scott W. Hart

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the compensation earned by or granted to our Named Executive Officers during the fiscal years ended March 31, 2022, 2023 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Scott W. Hart	2024	$450,000	$1,187,500	$562,515		$520,508	$2,720,523
Chief Executive Officer and Director	2023	$294,231	$900,000	$599,998		$1,801,027	$3,595,256
	2022	$300,000	$900,000	$200,015		$4,810,723	$6,210,738

David Park	2024	$450,000	$550,000	$262,491		$11,905	$1,274,396
Chief Financial Officer

Jason P. Ment	2024	$450,000	$1,017,500	$482,483		$490,237	$2,440,220
President and Co-Chief Operating	2023	$294,231	$900,000	$399,989		$1,364,105	$2,958,325
Officer	2022	$262,500	$850,000	$200,015		$3,701,307	$5,013,822

Jose A. Fernandez	2024	$450,000	$677,500	$322,488		$630,449	$2,080,437
Co-Chief Operating Officer and	2023	$294,231	$900,000	$—		$2,206,008	$3,400,239
Director	2022	$300,000	$900,000	$—		$5,104,188	$6,304,188

Michael McCabe	2024	$450,000	$677,500	$322,488		$911,998	$2,361,986
Head of Strategy and Director	2023	$294,231	$900,000	$100,004		$3,049,343	$4,343,578
	2022	$300,000	$900,000	$99,990		$7,705,295	$9,005,285

Johnny D. Randel	2024	$325,000	$650,000	$379,459	(4)	$324,862	$1,679,321
Former Chief Financial Officer	2023	$294,231	$750,000	$100,004		$962,251	$2,106,486
	2022	$262,500	$750,000	$99,990		$2,543,541	$3,656,031

(1)

Amounts in this column for fiscal 2024 represent the total value of annual cash bonuses paid in December 2023 and April 2024 in respect of the executive’s performance during calendar year 2023 and the last quarter of fiscal 2024, as described in more detail under “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Compensation” above.

(2)

Other than with respect to Mr. Randel, amounts in this column for fiscal 2024 represent the aggregate grant date fair value of RSUs granted under our 2020 LTIP, calculated in accordance with FASB ASC Topic 718, based on the closing price per share of Class A common stock on February 14, 2024, the date of grant, of $35.21. For additional information regarding the assumptions underlying this calculation, please read Note 10 to our consolidated financial statements for the fiscal year ended March 31, 2024 located in our Annual Report on Form 10-K for such fiscal year.

(3)

Amounts in this column for fiscal 2024 include cash payments received in respect of carried interest allocations and incentive fee payments, life and disability insurance premiums, 401(k) company contributions, and self-employment make-whole tax payments for each NEO, each as set forth in the following table:

Name	Carried Interest & Incentive Fee Cash Payments ($)	Insurance Premiums ($)	401(k) Company Contributions ($)	Self- Employment Make- Whole Tax Payments ($)
Scott W. Hart	$505,205	$6,660	$8,643	$—
David Park	$74	$1,931	$9,900	$—
Jason P. Ment	$442,056	$5,356	$8,643	$34,182
Jose A. Fernandez	$613,863	$7,943	$8,643	$—
Michael McCabe	$895,594	$7,761	$8,643	$—
Johnny D. Randel	$309,042	$7,177	$8,643	$—

(4)

In connection with his retirement, on November 1, 2023, the board of directors, in consideration of Mr. Randel’s services to the Company, determined that it was appropriate to treat his retirement as a “Retirement” for purposes of his outstanding RSUs. As a result, Mr. Randel’s outstanding RSUs will continue to vest in accordance with their existing vesting schedule as if he remained employed. This amount reflects the incremental fair value of such treatment calculated as required by SEC rules; however, the original grants of these RSUs were previously reported in the Summary Compensation Table in the applicable year of grant.

Grants of Plan-Based Awards Table

The following table includes information regarding RSUs granted to Named Executive Officers under the 2020 LTIP during fiscal 2023.

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Scott W. Hart	2/14/24	12/19/23	15,976	$562,515
David Park	2/14/24	12/19/23	7,455	$262,491
Jason P. Ment	2/14/24	12/19/23	13,703	$482,483
Jose A. Fernandez	2/14/24	12/19/23	9,159	$322,488
Michael McCabe	2/14/24	12/19/23	9,159	$322,488
Johnny D. Randel (3)	11/1/23	11/1/23	13,456	$379,459

(1)

Other than with respect to Mr. Randel, amounts in this column represent RSUs granted to the NEOs under the 2020 LTIP, which vest in equal annual installments on each of February 14, 2025, 2026, 2027 and 2028, subject to continued employment through the applicable vesting date.

(2)

Other than with respect to Mr. Randel, amounts in this column represent the aggregate grant date fair value of RSUs granted under the 2020 LTIP, calculated in accordance with FASB ASC Topic 718, based on the closing price per share of Class A common stock on February 14, 2024, the date of grant, of $35.21. For additional information regarding the assumptions underlying this calculation, please read Note 10 to our consolidated financial statements for the fiscal year ended March 31, 2023 located in our Annual Report on Form 10-K for such fiscal year.

(3)

In connection with his retirement, on November 1, 2023, the board of directors, in consideration of Mr. Randel’s services to the Company, determined that it was appropriate to treat his retirement as a “Retirement” for purposes of his outstanding RSUs. As a result, Mr. Randel’s outstanding RSUs will continue to vest as if he remained employed. The amount reflected in this row represents the incremental fair value of such treatment.

Outstanding Equity Awards as of March 31, 2024

In connection with the reorganization during our IPO, we reclassified the Partnership’s interests held by certain partners as Class B units and B2 units. Two of our NEOs, Messrs. Hart and Ment, held unvested Class B2 units. The following table reflects information regarding outstanding unvested Class B2 units and RSUs held by our Named Executive Officers as of March 31, 2024.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Scott W. Hart
Restricted Stock Units(2)	2/14/24	15,976	$570,982
Restricted Stock Units(2)	2/14/23	15,533	$555,149
Restricted Stock Units(2)	2/14/22	2,905	$103,825
Class B2 units(3)	6/1/18	17,297	$618,195
David Park
Restricted Stock Units(2)	2/14/24	7,455	$266,442
Restricted Stock Units(2)	2/14/23	5,825	$208,186
Restricted Stock Units(2)	2/14/22	2,905	$103,825
Restricted Stock Units(4)	9/18/20	7,825	$279,666
Jason P. Ment
Restricted Stock Units(2)	2/14/24	13,703	$489,745
Restricted Stock Units(2)	2/14/23	10,355	$370,088
Restricted Stock Units(2)	2/14/22	2,905	$103,825
Restricted Stock Units(4)	9/18/20	16,622	$594,070
Class B2 units(3)	6/1/18	20,183	$721,340
Jose A. Fernandez
Restricted Stock Units(2)	2/14/24	9,159	$327,343
Michael McCabe
Restricted Stock Units(2)	2/14/24	9,159	$327,343
Restricted Stock Units(2)	2/14/23	2,589	$92,531
Restricted Stock Units(2)	2/14/22	1,452	$51,894
Johnny D. Randel	—	—	—

(1)

The market value in this column is based on the closing trading price of $35.74 per share as of March 28, 2024, the last trading day of fiscal 2024, for our Class A common stock listed on the Nasdaq Global Select Market.

(2)	These RSUs vest in equal annual installments on each of the first four anniversaries of the grant date, subject to continued employment through the applicable vesting date.
(3)

These restricted Class B2 units vested on June 1, 2024 and, at that time, automatically converted into Class B units, which are exchangeable on a one-for-one basis for shares of Class A common stock or, at our election, for cash.

(4)	These RSUs vest on September 30, 2024, subject to continued employment through the applicable vesting date.

Option Exercises and Stock Vested

The following table reflects Class B2 units and RSUs held by our Named Executive Officers which vested during fiscal 2024. None of our NEOs hold any outstanding stock option awards.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Scott W. Hart
Restricted Stock Units	6,631		$233,478
Class B2 units	69,534		$1,982,316
David Park
Restricted Stock Units	11,220		$366,651
Jason P. Ment
Restricted Stock Units	21,527		$697,628
Class B2 units	80,919		$2,312,873
Jose A. Fernandez	—		—
Michael McCabe
Restricted Stock Units	1,590		$55,984
Johnny D. Randel
Restricted Stock Units	21,281	(2)	$675,418

(1)	The value of Class B2 units and RSUs is determined based on the closing trading price of a share of Class A common stock on the applicable vesting date.
(2)	Although treated as vested for purposes of this table, Mr. Randel’s RSUs will not be settled until the original vesting date of the RSUs.

Pension Benefits and Nonqualified Deferred Compensation

Our NEOs do not participate in any defined benefit pension plans or nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change in Control

Employment Agreements

We do not have any employment, severance or change in control arrangements with our NEOs.

Class B2 Units

The Class B2 units fully vested on June 1, 2024 and automatically converted into Class B units, which are exchangeable on a one-for-one basis for shares of Class A common stock or, at our election, for cash.

As of March 31, 2024, the Class B2 units had not vested. Any unvested Class B2 units held by an NEO who remained an active partner of the Partnership through the closing of a Change in Control (as defined below) would have become vested in full upon the closing of such transaction. As of March 31, 2024, in the event of an NEO’s breach of certain non-competition or non-solicitation covenants or upon a termination for cause, the Partnership would have had the right to reduce any vested Class B2 units held by such NEO by up to 50%.

For purposes of the Class B2 units, “Change in Control” means (i) any person becomes the beneficial owner of 50% or more of the equity securities of the Partnership; (ii) sale of all or substantially all of the assets of the Partnership; or (iii) consummation of a tender offer, merger, recapitalization, consolidation, business combination, reorganization or other transaction, or series of related transactions, involving the Partnership, where after such transaction either (a) the owners of the Partnership do not own 50% or more of the combined equity securities of the Partnership or the surviving entity or (b) the owners of the Partnership are not entitled to cast at least a majority of the votes for the board of directors of StepStone.

Carried Interest

Any carried interest awards made to our NEOs vest in full upon a termination due to death or permanent disability. In the event of a termination of employment due to Retirement, all carried interest awards will continue to vest as if the NEO continued to remain employed, subject to the NEO’s compliance with certain non-competition and non-solicitation conditions. In the event of an NEO’s termination for Cause, 50% of such NEO’s carried interest he or she would have retained upon their termination is deemed forfeited.

For purposes of the carried interest awards:

•

“Cause” means the commission of any of the following by the NEO and the subsequent failure to cure such breach (if curable) within 30 days after notice from StepStone: (i) conviction of, or plea of guilty or nolo contendere to, any criminal act involving moral turpitude; (ii) material act of dishonesty or fraud or misrepresentation which would reasonably be expected to adversely and materially affect the assets, business or prospects of the StepStone and its affiliates; or (iii) any other similar misconduct that would entitle the StepStone clients of any investment product to remove StepStone as the general partner or manager or cause an early termination of the investment product or its investment period.

•	“Retirement” occurs upon a termination of employment other than for Cause on or after attaining age 50 with 15 years of service.

Restricted Stock Units

Pursuant to the terms of the award agreements for the RSUs granted to our NEOs, in the event of a termination of employment due to death or disability, all outstanding RSUs will vest in full. In the event of a termination of employment due to Retirement (as defined below), all outstanding RSUs will continue to vest as though the named executive officer had remained employed. In addition, in the event of termination of the NEO’s employment without Cause (as defined below) or a resignation for Good Reason (as defined below), in each case, upon or within the 13-month period following a Change in Control (as defined below), all unvested RSUs will vest in full.

For purposes of the RSU award agreements:

•

“Cause” means the occurrence of any of the following: (i) the NEO’s failure substantially to perform his or her duties and responsibilities to us or our affiliate or violation of any of our policies; (ii) the NEO’s commission of any act of fraud, embezzlement, dishonesty or any other misconduct that has caused or is reasonably expected to result in injury to us or our affiliates; (iii) unauthorized use or disclosure by the NEO of any of our proprietary information or trade secrets; or (iv) the NEO’s breach of any of his or her obligations under any written agreement or covenant with us or any affiliate.

•

“Change in Control” means the occurrence, in a single or series of related transactions of any of the following: (i) any person becomes the owner of 50% or more of the combined voting power of us other than by virtue of a merger, consolidation or similar transaction, (ii) consummation of a merger, consolidation or similar transaction where after such transaction our stockholders do not own 50% or more of the combined voting power of the surviving or parent entity in substantially the same proportions as prior to such transaction, (iii) consummation of sale, lease, license or other disposition of all or substantially all of our assets, or (iv) members of the incumbent board of directors ceasing to constitute at least a majority of our board of directors.

•	“Good Reason” means the occurrence of any of the following, without the NEO’s consent: (i) we reduce the NEO’s annual base salary, unless such reduction is pursuant to a general reduction in annual base salaries applicable to all similarly situated employees, (ii) the NEO experiences a significant diminution of position, duties, responsibilities or status or (iii) NEO is required to relocate to a location that exceeds a 50 mile radius from the NEO’s primary workplace prior to the Change in Control.

•	“Retirement” occurs upon a termination of employment other than for Cause on or after attaining age 50 with 15 years of service.

Mr. Randel’s Retirement

Mr. Randel retired as Chief Financial Officer of StepStone effective December 31, 2023. Prior to his retirement, the board of directors determined that it was appropriate to treat his retirement as a “Retirement” for purposes of his outstanding RSUs. As a result, Mr. Randel’s unvested RSUs will continue to vest as if he remained employed. As of December 31, 2023, Mr. Randel held 13,456 outstanding RSUs, which had a value of $428,304 based on the closing trading price of $31.83 per share as of December 29, 2024, the last trading day prior to his retirement date, for our Class A common stock listed on the Nasdaq Global Select Market.

Quantification of Potential Payments

The table below sets forth the aggregate amounts that would have been payable to each Named Executive Officer with respect to the Class B2 units and RSUs, as described above, assuming the applicable termination event or change in control occurred on March 31, 2024. Carried interest is paid based on the price at which the StepStone Funds can sell or otherwise realize value from their investments; it is inherently uncertain and any yet unrealized carried interest amounts may not be paid for several years after carried interest is fully vested, if at all. Because of this uncertainty we do not provide a calculation of carried interest payment amounts that would be payable following the NEO’s retirement, death or disability on March 31, 2024. As of March 31, 2024, only Mr. Fernandez was retirement-eligible for purposes of the carried interest and outstanding RSUs.

Name	Retirement ($)(1)	Death or Disability ($)	Qualifying Termination in Connection with a Change in Control ($)	Change in Control ($)
Scott W. Hart
Class B2 units(2)	—	—	—	$618,195
Restricted Stock Units(3)	—	$1,229,956	$1,229,956	—
David Park
Restricted Stock Units(3)	—	$828,115	$828,117	—
Jason P. Ment
Class B2 units(2)	—	—	—	$721,340
Restricted Stock Units(3)	—	$1,557,728	$1,557,728	—
Jose Fernandez
Restricted Stock Units(3)	$327,343	$327,343	$327,343	—
Michael McCabe
Restricted Stock Units(3)	—	$471,768	$471,768	—

(1)	Amounts in this column represent the value, as of March 31, 2024, of RSUs that would continue to vest and settle following the NEO’s retirement.
(2)

Amounts in this row reflect Class B2 units that would have become vested upon the occurrence of the applicable event, valued based on the closing trading price of $35.74 per share as of March 28, 2024, the last trading day of fiscal 2024, for our Class A common stock listed on the Nasdaq Global Select Market. The Class B2 units fully vested on June 1, 2024 and automatically converted into Class B units, which are exchangeable on a one-for-one basis for shares of Class A common stock or, at our election, for cash.

(3)

Amounts in this row reflect RSUs that would become vested upon occurrence of the applicable event based on the closing trading price of $35.74 per share as of March 28, 2024, the last trading day of fiscal 2024, for our Class A common stock listed on the Nasdaq Global Select Market.

CEO PAY RATIO

The fiscal 2024 total compensation of the median compensated employee among all our employees who were employed as of January 1, 2024, other than Mr. Hart, our Chief Executive Officer, was $177,731; Mr. Hart’s fiscal 2024 total compensation was $2,720,523; and the ratio of these amounts was 1-to-15.3.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. For fiscal 2024, as permitted under Item 402(u) of Regulation S-K, we utilized the same “median employee” established for fiscal 2023 based on each employee’s calendar year 2022 base salary, cash bonus earned for calendar year 2022 and the grant date fair value of RSUs granted in February 2023, which we annualized for any employee who did not work for the entire year unless designated as a temporary, seasonal or other non-permanent employee on our payroll records (including interns). We identified our employee population as of January 1, 2023 based on our payroll records or based on our treatment of employees for U.S. tax or local tax reporting purposes. We did not exclude any non-U.S. employees. During fiscal 2024, we do not believe that any changes to our employee population or employee compensation would result in a significant change to our pay ratio.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE
Pay versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, see the “Compensation Discussion and Analysis” above.

Year	Summary Compensation Table Total for Mr. Hart ($) (1)	Summary Compensation Table Total for Mr. Brem ($) (1)	Compensation Actually Paid to Mr. Hart ($) (2)	Compensation Actually Paid to Mr. Brem ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (4)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in thousands) (7)	Fee- Related Earnings ($ in thousands) (8)
							TSR ($) (5)	Peer Group TSR ($) (6)
2024	$2,720,523	N/A	$3,523,650	N/A	$1,967,272	$2,247,099	$155.14	$182.85	$167,820	$189,793
2023	$3,595,256	N/A	$2,353,504	N/A	$3,202,157	$2,688,046	$101.29	$138.32	$(45,275)	$156,158
2022	$6,210,738	$6,044,087	$5,884,459	$6,044,087	$5,994,832	$5,911,642	$134.05	$153.12	$484,281	$122,242
2021	$1,640,876	$2,740,522	$8,816,974	$2,740,522	$2,586,942	$7,349,794	$141.36	$140.46	$314,593	$89,484

(1)
Messrs. Hart and Brem served as
Co-Chief
Executive Officers during fiscal 2021 and fiscal 2022 until January 1, 2022, at which point Mr. Brem transitioned to Executive Chairman and Mr. Hart became the sole Chief Executive Officer. The dollar amounts reported in these columns represent the amounts reported for Messrs. Hart and Brem as total compensation in our Summary Compensation Table for each of the corresponding fiscal years. See “Executive Compensation Tables—Summary Compensation Table.”

(2)
The dollar amounts reported in this column represent the “compensation actually paid” to Mr. Hart, as computed in accordance with Item 402(v) of Regulation
S-K
and do not reflect the total compensation actually realized or received by Mr. Hart. In accordance with these rules, these amounts reflect total compensation as reported in the Summary Compensation Table for each fiscal year, adjusted as shown below for fiscal 2024. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

2024
Summary Compensation Table Total	$2,720,523
Less, value of “Stock Awards” reported in Summary Compensation Table	$(562,515)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$570,982
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$430,733
Plus (less), change in fair value from prior year-end to vesting date of equity awards granted in prior years that vested in the year	$363,927
Compensation Actually Paid to Mr. Hart	$3,523,650

(3)
The dollar amounts reported in this column represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Messrs. Hart and Brem) as total compensation in our Summary Compensation Table for each of the corresponding fiscal years. The names of each of the NEOs included for these purposes is as follows: (i) for fiscal 2024, Messrs. Park, Ment, Fernandez, McCabe and Randel; (ii) for fiscal 2023 and fiscal 2022, Messrs. Randel, Ment, Fernandez and McCabe; and (iii) for fiscal 2021, Messrs. Ment and McCabe.

(4)
The dollar amounts reported in this column represent the “compensation actually paid” to the NEOs as a group (excluding Messrs. Hart and Brem), as computed in accordance with Item 402(v) of Regulation
S-K.
In accordance with these rules, these amounts reflect total compensation as reported in the Summary Compensation Table for each fiscal year, adjusted as shown below for fiscal 2024. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

2024
Average Summary Compensation Table Total	$1,967,272
Less, average value of “Stock Awards” reported in Summary Compensation Table	$(353,882)
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	$282,174
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	$167,312
Plus (less), average change in fair value from prior year-end to vesting date of equity awards granted in prior years that vested in the year	$184,223
Average Compensation Actually Paid to Non-PEO NEOs	$2,247,099

(5)
Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is September 16, 2020, the date of the Company’s initial public offering.

(6)	The peer group used for this purpose is the following published industry index: Dow Jones US Asset Managers Index.
(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)
The dollar amounts reported represent the amount of FRE for the applicable year. FRE is a non-GAAP
performance measure and is comprised of net management and advisory fees, less adjusted expenses which are operating expenses other than (a) performance fee-related
compensation, (b) equity-based compensation for awards granted prior to and in connection with our IPO, profits interests issued by our non-wholly
owned subsidiaries, and unrealized
mark-to-market
changes in the fair value of the profits interests issued in connection with the Private Wealth Transaction, (c) amortization of intangibles, and (d) certain other items that we believe are not indicative of our core operating performance, including charges associated with acquisitions and corporate transactions, contract terminations and employee severance. FRE is presented before income taxes.

Financial Performance Measures
As described further under “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects our performance-based compensation culture. Although a large portion of our executive compensation program relies heavily on equity ownership and carried interest awards to create a direct link between the compensation realized by our NEOs and the interests of our shareholders and our clients, our annual bonus program utilizes a number of financial and non-financial
performance measures to link executive compensation actually paid for fiscal 2024 to the Company’s performance:

•	FRE;

•	FRE margin;

•	FEAUM;

•	adjusted net income per share;

•	client relationship management; and

•	team and culture management.

Analysis of the Information Presented in the Pay versus Performance Table
In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance Table.

Compensation Actually Paid, StepStone TSR & Peer Group TSR
Compensation Actually Paid
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Total Stockholder Return
$200
$160
$120
$80
$40
$0
FY 2021
FY 2022
FY 2023
FY 2024
CAP to Mr. Hart
CAP to Mr. Brem
Average CAP to Non-PEO NEOs
STEP TSR
Peer Group TSR

Compensation Actually Paid &
Net Income
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
-$2,000,000
Compensation Actually Paid
$500,000
$400,000
$300,000
$200,000
$100,000
$0
($100,000)
Net Income (in thousands)
FY 2021
FY 2022
FY 2023
FY 2024
CAP to Mr. Hart
CAP to Mr. Brem
Average CAP to Non-PEO NEOs
Net Income

Compensation Actually Paid &
Fee-Related Earnings
Compensation Actually Paid
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
FRE ($ in thousands)
$200,000
$160,000
$120,000
$80,000
$40,000
$0
FY 2021
FY 2022
FY 2023
FY 2024
CAP to Mr. Hart
CAP to Mr. Brem
Average CAP to Non-PEO NEOs
Fee-Related Earnings

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The following is a summary of Ernst & Young LLP’s fees for professional services rendered to us for the fiscal years ended March 31, 2024 and 2023.

	For the Year Ended March 31,
	2024				2023
	The Company		StepStone Funds (1)		The Company		StepStone Funds (1)
Audit fees	$2,260,500	(2)	$13,456,494	(5)	$2,114,535	(2)	$11,622,756	(5)
Audit-related fees	400,000	(3)	—	(6)	450,000	(3)	—	(6)
Tax fees	2,952,407	(4)	14,259,957	(5)	2,839,924	(4)	9,241,326	(5)
All other fees	—				—		—

Total	$5,612,907		$27,716,451		$5,404,459		$20,864,082

(1)	Audit, Audit-related and Tax fees for StepStone fund entities consisted of services to investment funds managed by StepStone in its capacity as the general partner and/or manager of such entities.
(2)

Audit fees consisted of fees for (a) the audits of our consolidated financial statements included in our Annual Report on Form 10-K and services required by statute or regulation; (b) reviews of interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; and (c) comfort letters, consents, other services rendered in connection with our registration statements for our secondary offerings and services related to SEC and other regulatory filings. This also includes fees for accounting consultations billed as audit services.

(3)	Audit-related fees consisted of attest services not required by statute or regulation, and due diligence services pertaining to business acquisitions.
(4)

Tax fees consisted of fees for services rendered for tax compliance, tax planning and tax advisory services. Fees for tax compliance were $2,388,154 and $2,358,833 for the fiscal years ended March 31, 2024 and 2023, respectively.

(5)

Audit and Tax fees for StepStone fund entities consisted of services to investment funds managed by StepStone in its capacity as the general partner and/or manager of such entities. Tax fees consisted of fees for services rendered for tax compliance, tax planning and tax advisory services. Fees for tax compliance services were $14,059,957 and $8,930,086 for the fiscal years ended March 31, 2024 and 2023, respectively.

(6)	Audit-related fees included due diligence services provided in connection with contemplated investments by StepStone-sponsored investment funds.

Pre-Approval of Audit and Non-Audit Services Policy

The Audit Committee adopted a policy for pre-approving all audit and permitted non-audit services provided by Ernst & Young LLP. The Audit Committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination as to whether permitted non-audit services are consistent with the SEC’s rules on auditor independence. The Audit Committee has delegated authority to the chair of the Audit Committee to pre-approve audit and non-audit services in amounts up to $500,000 (1) per engagement, (2) per additional category of services, or (3) to the extent otherwise required under the policy, for services exceeding the pre-approved budgeted fee levels for the specified service. All of the services and fees identified in the table above were approved in accordance with SEC and Public Company Accounting Oversight Board requirements and pursuant to the pre-approval policy described in this paragraph.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and Ernst & Young LLP, and has discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight board (the “PCAOB”) and the Securities and Exchange Commission (“SEC”). Additionally, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP, as required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence. Based upon such review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024 for filing with the SEC.

Audit Committee of the Board of Directors,

David F. Hoffmeister (Chair)

Valerie G. Brown

Anne L. Raymond

*

This report of the Audit Committee is required by the SEC rules and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933 or the Exchange Act.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. In accordance with its charter, the Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence at least annually.

Our Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2009. The members of the Audit Committee and our board of directors believe that the continued retention of Ernst & Young LLP as StepStone’s independent registered public accounting firm is in the best interests of StepStone and its stockholders. Our board of directors and Audit Committee value the opinions of our stockholders and consider the selection of such firm to be an important matter of stockholder concern. The selection of Ernst & Young LLP is accordingly being submitted for ratification of stockholders as a matter of good corporate practice. If the stockholders fail to ratify this selection, our board of directors and Audit Committee will consider the outcome of the vote in determining whether to retain this firm for the fiscal year ending March 31, 2025. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our Company and stockholders.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2025 requires the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter. Stockholders may vote “For,” “Against,” or “Abstain” with respect to this Proposal 2. Abstentions will have the same effect as a vote “Against” on the outcome of Proposal 2. Because we expect broker discretionary voting to be permitted with respect to Proposal 2, we expect there will be no broker non-votes with respect to this Proposal.

One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting online and will have an opportunity to make a statement if they wish and be available to respond to appropriate questions.

FOR

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2025.

PROPOSAL 3—NON-BINDING AND ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the Dodd-Frank Act and Section 14A of the Exchange Act, we are asking our stockholders to vote, on a non-binding and advisory basis, to approve the compensation of our NEOs for the fiscal year ended March 31, 2024, as disclosed pursuant to the SEC’s compensation disclosure rules. This proposal is commonly referred to as a “Say-on-Pay” vote.

As described in detail under the “Compensation Discussion and Analysis,” our executive compensation program is rooted in our performance-based compensation culture. We rely heavily on equity ownership and carried interest awards, creating direct links between the compensation realized by our NEOs and the interests of our shareholders and our clients. The components of our executive compensation program are designed to attract, retain, reward and motivate talented executives while offering an effective mix of fixed and variable compensation that balances short-term and long-term compensation considerations that are closely tied to the growth of StepStone and enhanced shareholder value.

Please read the “Compensation Discussion and Analysis” beginning on page 15 and the “Executive Compensation Tables” beginning on page 20 for more information about the compensation of our NEOs during fiscal 2024.

We are asking stockholders to vote “For” the following resolutions:

“RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation paid to the Company’s NEOs for the fiscal year ended March 31, 2024, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion disclosed in this Proxy Statement.”

Approval, on a non-binding and advisory basis, of the compensation of our NEOs requires the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter. Stockholders may vote “For,” “Against,” or “Abstain” with respect to this Proposal 3. Abstentions will have the same effect as a vote “Against” on the outcome of Proposal 3, and broker non-votes, if any, will have no effect on this Proposal.

This Say-on-Pay vote is not binding on our board of directors. However, our board of directors and the Compensation Committee will review and consider the results of this Say-on-Pay vote when making future compensation decisions for our NEOs. Our current policy is to hold Say-on-Pay votes on an annual bonus, and thus, we expect that we will conduct our next Say-on-Pay vote at our 2025 annual meeting of stockholders.

FOR	OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL, ON A NON-BINDING AND ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4—APPROVAL OF THE ISSUANCE OF SHARES OF OUR CLASS A COMMON STOCK UPON EXCHANGE OF CERTAIN UNITS, IN ACCORDANCE WITH NASDAQ LISTING RULES

As more fully described below, we are submitting this proposal to you in order to obtain stockholder authorization under Nasdaq Listing Rule 5635 if, to the maximum extent allowed under the terms of the Option Agreement, dated as of November 2, 2022 (the “Option Agreement”), we elect to issue shares of our Class A common stock (the “Shares”), including approval (i) if the issuance of Shares is deemed in connection with the acquisition of another company’s stock or assets requiring stockholder approval under Nasdaq Listing Rule 5635(a); (ii) if the issuance of the Shares constitutes a change of control within the meaning of Nasdaq Listing Rule 5635(b); (iii) if the issuance of the Shares is deemed equity compensation within the meaning of Nasdaq Listing Rule 5635(c); and (iv) if the Shares issued or represent 20% or more of our outstanding common stock in a manner requiring stockholder approval under Nasdaq Listing Rule 5635(d).

Background and Summary of the Option Agreement

In 2019, we established a platform designed to expand access to the private markets for high-net-worth and accredited investors, known as StepStone Group Private Wealth LLC (“Stepstone Private Wealth”). At the establishment of the platform, the management team of Stepstone Private Wealth, through an entity named Conversus Holdings LLC (“Conversus Holdings”), were provided an ability to acquire the platform from us in exchange for payment of an amount that would have provided us a return of our initial investment plus an equity return.

On November 2, 2022, we entered into new arrangements, including the Option Agreement, which arrangements were intended to update the legacy compensation structure of Stepstone Private Wealth to better incentivize its team to grow the platform, while ensuring the platform remains part of StepStone going forward.

As part of the new arrangements, Conversus Holdings received a profits interest (the “Profits Interest”) in StepStone Group Private Wealth. Under the Option Agreement, (i) we have the right to acquire the Profits Interest at the end of any fiscal quarter after June 30, 2027 in exchange for payment by us of a call price and (ii) Conversus Holdings has the right to put the Profits Interest to us on June 30, 2026, September 30, 2026, December 31, 2026, March 31, 2027 or June 30, 2027 or at the end of any fiscal quarter after June 30, 2027, in exchange for payment of a put price. The applicable call or put price is, in certain circumstances, subject to an earnout that will result in the issuance of additional SSG Units and Class A Common Stock or an earndown.

Under the Option Agreement, the call or put price for the Profits Interest is payable in cash unless we elect to pay a portion of the consideration in units of StepStone Group LP (“SSG Units”), each exchangeable into shares of the Company’s Class A Common Stock and, in either case, rights under one or more tax receivable agreements. We expect any SSG Units will be Class D Units, as established in the Tenth Amended and Restated Limited Partnership Agreement, dated May 31, 2024. We have the right, but not the obligation, to pay up to 75% of the consideration in SSG Units. If we do elect to issue SSG Units, the Option Agreement provides that up to 70% of such SSG Units will be subject to a lock-up, with one-third of the units released from the lockup on each of the first, second and third anniversaries after issuance. We are seeking approval to authorize the Company to issue up to the maximum number of SSG Units the Company can elect to issue under the Option Agreement, as well as authority to issue the applicable number of shares of Class A Common Stock upon the exchange of each such SSG Unit.

In connection with an exercise of the put or call under the Option Agreement, the agreement calls for the calculation of a Net Purchase Price (as defined in the agreement). To the extent the Company elects to pay a portion of the Net Purchase Price in SSG Units, the SSG Units will be valued at the arithmetic average of the Daily VWAP (as defined in the agreement) for the 10 consecutive trading days ending on, and including, the last day of the fiscal quarter specified in the put or call notice (the “Determination Date”).

The Option Agreement also provides that there may be an earnout of up to 15% of the original Net Purchase Price or an earndown of up to 10% of the original Net Purchase Price, based in each case on the performance of the StepStone Group Private Wealth during the 12 months after the Determination Date. In the event of an earnout, the Company will pay additional consideration to Conversus Holdings using the same form and mix of consideration as used when paying the original Net Purchase Price. As a result, additional SSG Units may be issued in an earnout and additional shares of Class A Common Stock will become issuable upon exchange of such SSG Units.

Why We Need Stockholder Approval

Our Class A common stock is listed on the Nasdaq Global Select Market of Nasdaq, and as a result, we are subject to Nasdaq’s Listing Rules. We are seeking stockholder approval to comply with Nasdaq Listing Rule 5635 and to satisfy our obligations under the Option Agreement.

Rule 5635(a)

Nasdaq Listing Rule 5635(a) requires us to obtain stockholder approval prior to any issuance of our Class A common stock (or securities convertible into or exercisable or exchangeable for shares of our common stock) in connection with the acquisition of another company’s stock or assets if (i) the Class A common stock that we would be issuing in such transaction would (1) have voting power equal to or in excess of 20% of the voting power outstanding before such issuance or (2) would be equal to or in excess of 20% of the number of shares of common stock outstanding before such issuance or (ii) if any of our directors, officers or substantial stockholders have a 5% or greater interest, directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the potential issuance of common stock could result in an increase in outstanding shares or voting power of 5% or more.

Although we own all the equity interests of StepStone Group Private Wealth, other than the Profits Interest, the purchase of the Profits Interest by the Company from Conversus Holdings might be deemed an acquisition of another company’s stock or assets. Under the Option Agreement, the Company may pay the call or put price for the Profits Interest acquired either in cash or in SSG Units. Assuming the Company exercises its right to payments in SSG Units, stockholder approval may be required under Nasdaq Listing Rule 5635(a) for the issuance of such shares of Class A common stock issuable upon exchange of the SSG Units.

Rule 5635(b)

Nasdaq Listing Rule 5635(b) requires us to obtain stockholder approval prior to an issuance of securities when such issuance would result in a change of control. Pursuant to applicable Nasdaq guidance, a change of control may generally be deemed to occur when an investor or a group would own or have the right to acquire 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position of the issuer. However, in determining if a change of control has occurred (and stockholder approval is required), Nasdaq will consider all circumstances concerning the transaction and may determine that a change of control has occurred even if the number of shares of common stock or voting power that an investor or a group have a right to acquire is less than 20%.

Because the issuance of shares of our Class A common stock pursuant to the Option Agreement will occur in future years, and the number of shares to be issued depends on a pricing formula and a potential earnout, we do not know whether one or more of these issuances may be deemed to be a change in control under Nasdaq Listing Rule 5635(b). However, if we issue a significant number of shares to Conversus Holdings, it is possible this could be deemed by Nasdaq to be a change of control. As a result, the Company is therefore seeking stockholder approval for purposes of complying with Nasdaq Rule 5635(b).

Rule 5635(c)

Nasdaq Listing Rule 5635(c) requires stockholder approval for the issuance of securities when a stock option or purchase plan is established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which shares of Class A common stock may be acquired by officers, directors, employees or consultants of the Company.

Certain equity holders of Conversus Holdings are, and will continue to be, actively engaged in the StepStone Group Private Wealth business and may now or in the future be considered officers, directors, employees or consultants of StepStone Group Inc. or its affiliates and consolidated subsidiaries.

We believe the issuance or delivery of shares of Class A common stock to these persons should be treated as a transaction in exchange for an established business interest in StepStone Group Private Wealth and not as equity compensation within the meaning of Rule 5635(c). However, it is possible Nasdaq may deem all or a portion of any arrangement as compensatory in nature, particularly in circumstances where the value deemed received by a listed company is less than the fair value of the securities issued.

We note that the number of SSG Units to be issued under the Option Agreement will be determined based on formulas set forth in the Option Agreement. We do not know what the ultimate number of such shares will be at the time of each closing or exchange, nor do we know what the relative will be of the value of any Profits Interest we acquire. Because Nasdaq might deem all or a portion of the issuances of SSG Units pursuant to the Option Agreement or the issuance of shares of Class A Common Stock in exchange for such SSG Units to be compensatory, the Company is seeking stockholder approval of the issuances for purposes of complying with Nasdaq Rule 5635(c).

Rule 5635(d)

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of Class A common stock (or securities convertible into or exercisable or exchangeable for our Class A common stock) equal to 20% or more of our common stock or voting power outstanding before the issuance, unless sold at a price equal to or great than the Minimum Price (as defined in the Rule).

As described above, we do not know what number of shares of Class A common stock will be issued pursuant to the Option Agreement, nor we do we know the relative value of any Profits Interest we will acquire pursuant to the Option Agreement. As a result, the number of SSG Units we issue to acquire the Profits Interest, and the number of shares of Class A Common Stock issued upon exchange of such SSG Units, may exceed 20% of more of our outstanding shares of common stock. As a result, the Company is seeking stockholder approval of the issuances for purposes of complying with Nasdaq Rule 5635(d).

Consequences of Not Approving this Proposal

The Board is not seeking the approval of our stockholders to authorize our entry into the Option Agreement. The Option Agreement has already been executed. However, the Company’s ability to issue SSG Units, instead of cash, as contemplated by the Option Agreement requires receipt of the stockholder approval sought by this Proposal. If our stockholders do not approve the Nasdaq Proposal, we will use cash instead of SSG Units to fulfill our obligations under the Option Agreement. In that case, we may be unable to exercise the call rights under the Option Agreement, even in circumstances where such exercise would benefit us or our stockholders.

Reasons For Transaction and Potential Effects on Current Stockholders

At the time of our entry into the Option Agreement, our Board determined that the Option Agreement was in the best interests of the Company and its stockholders and would ensure that the Stepstone Private Wealth platform would remain part of StepStone going forward. We are seeking approval to issue SSG Units pursuant to the Option Agreement so that we will have the flexibility to determine, at the time of any put or call, whether to use cash or SSG Units to pay for acquisition of the Profits Interest.

The Class A common stock issued pursuant to the Option Agreement will have the same rights and privileges as the shares of our currently authorized and outstanding Class A common stock. The issuance of such shares will not affect the rights of the holders of our outstanding Class A common stock, but such issuances will have a dilutive effect on the existing stockholders, including on the voting power and economic rights of the existing stockholders, and may result in a decline in the price of our Class A common stock or in greater price volatility. If our stockholders approve the Nasdaq Proposal, such shares, if issued, could constitute 20% or more of our outstanding shares of our common stock.

Vote Required

The Nasdaq Proposal requires the affirmative vote of at least a majority of the voting power of the stock present or represented by proxy and entitled to vote on the subject matter, voting as a single class. Abstentions will have the same effect as a vote “Against” on the outcome of the Nasdaq Proposal, and broker non-votes, if any, will have no effect on the Nasdaq Proposal.

Additional Information

The Option Agreement is attached hereto as Appendix A, and the above summary of the Option Agreement is qualified in its entirety by the Option Agreement attached as Appendix A, hereto.

FOR	OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE ISSUANCE OF SHARES OF OUR CLASS A COMMON STOCK UPON EXCHANGE OF CERTAIN UNITS, IN ACCORDANCE WITH NASDAQ LISTING RULES.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Procedures for Review, Approval, and Ratification of Related Person Transactions

Our board of directors has adopted a written policy regarding the review, approval, ratification or disapproval by our Audit Committee of transactions between us or any of our subsidiaries and any related person (defined in the policy to include our executive officers, directors or director nominees, any stockholder beneficially owning in excess of 5% of any class of our stock or securities exchangeable for our stock and any immediate family member of any of the foregoing persons) in which the amount involved since the beginning of our last completed fiscal year will or may be expected to exceed $120,000 and in which one or more of such related persons has a direct or indirect interest. In approving or disapproving any such transaction, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee. Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote on approval, ratification or disapproval of the transaction.

Other than the transactions described below under the “Related Person Transactions,” there have been no other “related person transactions” that require disclosure under the SEC rules since the beginning of our last completed fiscal year.

Related Person Transactions

Transactions with Management, our Directors and Certain Beneficial Owners

One of our directors, Steven Mitchell, is a controlling stockholder and serves on the investment committee of Argonaut Private Capital, LP, which manages several private equity investment funds. In connection with the formation of one of these funds, an affiliate of ARG Private Equity, LLC (formerly Argonaut Private Equity, LLC), directly and indirectly, sold investments represented by capital commitments of $400 million in the aggregate. The purchasers included accounts managed or advised by the Partnership. Since April 1, 2023 (i.e., the beginning of the last completed fiscal year) no additional capital commitments have been made by accounts managed or advised by the Partnership (including related investments by the Partnership), in the funds managed by Argonaut Private Capital, LP. These accounts have paid management fees to Argonaut Private Capital, LP as follows: (i) for accounts managed by us where payments are made or directed by us aggregating to $174,343 since April 1, 2023 and (ii) for accounts advised by us where payments are non-discretionary and are paid directly by clients aggregating to $777,885 since April 1, 2023. Mr. Mitchell benefitted from these payments in his capacity as controlling stockholder of Argonaut Private Capital, LP.

Additionally, each of Thomas Bradley, David Jeffrey and Mark Maruszewski, are non-executive officer partners of the Partnership who hold more than 5% of the Class B common stock of the Company. Since April 1, 2023, each of Messrs. Bradley, Jeffrey and Maruszewski received compensation and partnership distributions from the Partnership in excess of $120,000.

In addition, certain persons, including our employees and partners of the Partnership, and directors of the Company, have the opportunity to invest their personal capital in the StepStone Funds on the same terms and conditions as other unaffiliated clients and investors, except that these investments are generally not subject to management fees or carried interest and in some cases feature arrangements that result in a net effective reduced management fee. Investments by any such persons in StepStone Private Markets Fund, StepStone Private Venture and Growth Fund, StepStone Private Infrastructure Fund and Stepstone Private Credit Income Fund, which are all funds for which the Partnership or one of its subsidiaries acts as sub-adviser, are subject to management fees and, as applicable, carried interest. Each of these investment opportunities are available to those persons whom we have determined to have a status, such as a “qualified purchaser” under the Investment Company Act of 1940, as amended, and/or an “accredited investor” under the Securities Act of 1933, as amended, that reasonably permits us to offer them these types of investments in compliance with applicable laws.

We encourage these persons to invest in the StepStone Funds because we believe that such investing further aligns their interests with those of our fund investors and our firm. The following table sets forth the Company’s executive officers, employees and partners who are stockholders beneficially owning in excess of 5% of a class our stock, and non-independent directors (and their respective family members and investment vehicles) that have made commitments to the StepStone Funds between April 1, 2023 and July 1, 2024 and that have received distributions from the StepStone Funds as a result of their invested capital during that period to the extent disclosure is required under Item 404 of Regulation S-K:

Name of Related Party	Commitments Made Between April 1, 2023 and July 1, 2024	Investment Distributions Received Between April 1, 2023 and July 1, 2024
Executive Officers and Directors:
Scott W. Hart	$750,000	$177,344
Jason P. Ment	$413,247	$367,243
Jose A. Fernandez	$2,750,000	$1,727,121
Michael I. McCabe	$19,000,000	$149,691
Monte M. Brem	—	$159,802
Thomas Keck	$13,500,000	$1,386,430
Steven R. Mitchell	—	$130,338
Other 5% Beneficial Owners and Related Parties
Thomas Alcott Bradley	—	$164,399
David Jeffrey	$2,500,000	$477,440
James Lim	$7,403,473	$7,935,925
Mark Maruszewski	—	$230,966
Adair Newhall	$1,917,798	—
C. Ashton Newhall	$7,525,468	$7,870,148
Johnny D. Randel	—	$132,554

Acquisition of Greenspring Associates

On September 20, 2021, the Company and the Partnership completed the previously announced acquisition of Greenspring Associates, Inc. and related entities (the “Greenspring Acquisition”). In connection with the closing of the Greenspring Acquisition, and as described more fully below, the Limited Partnership Agreement of the Partnership was amended to provide for certain governance and other rights and restrictions for the sellers in the Greenspring Acquisition.

Each of C. Ashton Newhall and James Lim were sellers in the Greenspring Acquisition and, following the Greenspring Acquisition, became more than 5% beneficial owners of our Class A common stock and partners in the Partnership. C. Ashton Newhall’s brother, Adair Newhall, also was a seller in the Greenspring Acquisition and also became a partner in the Partnership. Each of C. Ashton Newhall, James Lim and Adair Newhall has received compensation and partnership distributions from the Partnership in excess of $120,000 since April 1, 2023.

Transactions in Connection with our Reorganization and Initial Public Offering

The Reorganization

In connection with the reorganization (i.e., the series of transactions immediately before the Company’s initial public offering, which was completed on September 18, 2020) and our initial public offering, we entered into the Tax Receivable Agreements, the StepStone Limited Partnership Agreement, the Exchange Agreement, the Stockholders Agreement and the Registration Rights Agreement. In addition, we acquired from existing limited partners of the Partnership certain partnership interests using a portion of the proceeds of our initial public offering, and in the case of certain pre-initial public offering institutional investors (the “Direct StepStone

Stockholders”), in exchange for Class A common stock. We classified the Partnership’s interests acquired by the Company as Class A units and reclassified the Partnership’s interests held by certain partners as Class B units.

The following are summaries of certain provisions of our related party agreements, which are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore encourage you to review the agreements in their entirety.

Tax Receivable Agreements

The Company used the net proceeds that it received from the initial public offering to purchase shares of Class A common stock from certain of the Partnership’s unitholders, including certain members of the Company’s senior management, at a per-share price equal to the per-share price paid by the underwriters for shares of the Company’s Class A common stock in the initial public offering. In connection with the initial public offering, holders of Class B units became parties to the Exchange Tax Receivables Agreement, described below. In connection with the closing of the Greenspring Acquisition (as described above), holders of Class C units also became parties to the Exchanges Tax Receivable Agreement via joinder. In connection with the Transaction Agreements dated February 7, 2024 as disclosed in the Form 8-K filed February 8, 2024, holders of Class D units also became parties to the Exchanges Tax Receivable Agreement via joinder.

The limited partners of the Partnership (not including the Company) may exchange their Class B, Class C or Class D units for shares of the Company’s Class A common stock on a one-for-one basis or, at the Company’s election, for cash. When a Class B unit is exchanged for a share of the Company’s Class A common stock or cash, a corresponding share of our Class B common stock will automatically be redeemed by us at par value and canceled. No shares of common stock are redeemed when a Class C or Class D unit is exchanged for a share of the Company’s Class A common stock or cash.

As a result of these purchases and any subsequent exchanges, we are entitled to a proportionate share of the existing tax basis of the assets of the Partnership. In addition, the Partnership and certain of its direct or indirect subsidiaries that are treated as partnerships for U.S. federal income tax purposes will have in effect an election under Section 754 of the Code for the taxable year of the initial public offering, any secondary offerings and any exchange, which is expected to result in increases to the tax basis of the tangible and intangible assets of the Partnership which will be allocated to the Company. These increases in tax basis are expected to increase the Company’s depreciation and amortization deductions for tax purposes and create other tax benefits and may also decrease gains (or increase losses) on future dispositions of certain assets and therefore may reduce the amount of tax that the Company would otherwise be required to pay.

The Direct StepStone Stockholders, which were pre-initial public offering institutional investors in the Partnership, held their interests in the Partnership through “blocker companies.” Pursuant to the blocker mergers that occurred as part of the reorganization, the Company inherited the unamortized portion of the increase in tax basis in the tangible and intangible assets of the Partnership resulting from the prior acquisitions of interests in the Partnership by the blocker companies as well as the net operating losses, capital losses or other loss carrybacks and carryforwards of the blocker companies generated before the blocker mergers, which may be utilized by the Company, subject to certain limitations imposed under applicable law, to reduce the amount of tax that the Company would otherwise be required to pay.

The Company has entered into an Exchanges Tax Receivable Agreement with certain partners of the Partnership and a Reorganization Tax Receivable Agreement with the Direct StepStone Stockholders. The Exchanges Tax Receivable Agreement provides for payment by the Company to certain partners of the Partnership (not including the Company) of 85% of the amount of the net cash tax savings, if any, that the Company realizes (or, under certain circumstances, is deemed to realize) as a result of increases in tax basis (and utilization of certain other tax benefits) resulting from (i) the Company’s acquisition of such partner’s

Partnership units in connection with the initial public offering, any secondary offerings and any exchanges and (ii) any payments the Company makes under the Exchanges Tax Receivable Agreement (including tax benefits related to imputed interest). The Reorganization Tax Receivable Agreement provides for payment by the Company to the Direct StepStone Stockholders of 85% of the amount of the net cash tax savings, if any, that the Company realizes (or, under certain circumstances, is deemed to realize) as a result of (i) the unamortized portion of the increase in tax basis in the tangible and intangible assets of the Partnership resulting from the prior acquisitions of interests in the Partnership by the blocker companies as well as the net operating losses, capital losses or other loss carrybacks and carryforwards of the blocker companies generated before the Blocker Mergers and (ii) tax benefits related to imputed interest.

The Company will retain the benefit of the remaining 15% of these net cash tax savings. The obligations under the Tax Receivable Agreements are the Company’s obligations and not obligations of the Partnership. For purposes of each Tax Receivable Agreement, the benefit deemed realized by the Company will be computed by comparing the Company’s U.S. federal, state and local income tax liability to the amount of such U.S. federal, state and local taxes that the Company would have been required to pay had it not been able to utilize any of the benefits subject to such Tax Receivable Agreement. The actual tax benefits realized by the Company may differ from tax benefits calculated under the Tax Receivable Agreements as a result of the use of certain assumptions in the Tax Receivable Agreements, including the use of an assumed weighted-average state and local income tax rate to calculate tax benefits. In addition, the StepStone Limited Partnership Agreement provides that the Partnership may elect to apply an allocation method with respect to certain of the Partnership investment assets that were held at the time of the closing of our initial public offering that is expected to result in the future, solely for tax purposes, in certain items of loss being specially allocated to StepStone and corresponding items of gain being specially allocated to the other partners of the Partnership.

The term of each Tax Receivable Agreement commenced upon the completion of our initial public offering and will continue until all tax benefits that are subject to such Tax Receivable Agreement have been utilized or have expired, unless the Company exercises its right to terminate such Tax Receivable Agreement (or such Tax Receivable Agreement is terminated due to a change in control or our breach of a material obligation thereunder), in which case, the Company will be required to make the termination payment specified in such Tax Receivable Agreement, as specified below. We expect that all of the intangible assets, including goodwill, of the Partnership allocable to the Partnership units acquired or deemed acquired by the Company from existing partners of the Partnership at the time of our initial public offering, any secondary offerings and any exchanges will be amortizable for tax purposes.

Estimating the amount and timing of payments that may be made under a Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors and future events. The actual increase in tax basis and utilization of tax attributes, as well as the amount and timing of any payments under the agreement, will vary depending upon a number of factors, some of which may only be applicable to the Exchanges Tax Receivable Agreement or the Reorganization Tax Receivable Agreement, and some of which are applicable to both Tax Receivable Agreements, including:

•

the timing of purchases or future exchanges—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of the Partnership at the time of each purchase of units from the partners of the Partnership in each future exchange;

•

the price of shares of our Class A common stock at the time of the purchase or exchange—the tax basis increase in the assets of the Partnership is directly related to the price of shares of our Class A common stock at the time of the purchase or exchange;

•

the extent to which such purchases or exchanges are taxable—if the purchase of units from the partners of the Partnership in connection with any secondary offerings or any future exchange is not taxable for any reason, increased tax deductions will not be available;

•	the amount of the exchanging unitholder’s tax basis in its units at the time of the relevant exchange;

•

the amount and timing of the utilization of tax attributes—the amount of applicable tax attributes of the blocker companies at the time of the Blocker Mergers and the amount and timing of the utilization of such tax attributes pursuant to applicable law will impact the amount and timing of payments under the Reorganization Tax Receivable Agreement;

•

the amount, timing and character of the Company’s income—we expect that the Tax Receivable Agreements will require the Company to pay 85% of the net cash tax savings as and when deemed realized. If the Company does not have taxable income during a taxable year, the Company generally will not be required (absent a change in control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreements for that taxable year because no benefit will have been realized. However, any tax benefits that do not result in net cash tax savings in a given tax year may generate tax attributes that may be used to generate net cash tax savings in previous or future taxable years. The use of any such tax attributes will generate net cash tax savings that will result in payments under the Tax Receivable Agreements; and

•	U.S. federal, state and local tax rates in effect at the time that we realize the relevant tax benefits.

In addition, the depreciation and amortization periods that apply to the increases in tax basis, the timing and amount of any earlier payments that the Company may have made under a Tax Receivable Agreement and the portion of the Company’s payments under such Tax Receivable Agreement that constitute imputed interest or give rise to depreciable or amortizable tax basis are also relevant factors.

The Company has the right to terminate each Tax Receivable Agreement, in whole or in part, at any time. Each Tax Receivable Agreement provides that if (i) the Company exercises its right to early termination of the Tax Receivable Agreement in whole (that is, with respect to all benefits due to all beneficiaries under the Tax Receivable Agreement) or in part (that is, with respect to some benefits due to all beneficiaries under the Tax Receivable Agreement), (ii) the Company experiences certain changes in control, (iii) the Tax Receivable Agreement is rejected in certain bankruptcy proceedings, (iv) the Company fails (subject to certain exceptions) to make a payment under the Tax Receivable Agreement within 180 days after the due date or (v) the Company materially breaches its obligations under the Tax Receivable Agreement, the Company will be obligated to make an early termination payment to the beneficiaries under the Tax Receivable Agreement equal to the present value of all payments that would be required to be paid by the Company under the Tax Receivable Agreement. The amount of such payments will be determined on the basis of certain assumptions in each Tax Receivable Agreement, including (i) the assumption that the Company would have enough taxable income to fully utilize the tax benefit resulting from the tax assets which are the subject of such Tax Receivable Agreement; (ii) the assumption that any item of loss deduction or credit generated by a basis adjustment or imputed interest arising in a taxable year preceding the taxable year that includes an early termination will be used by the Company ratably from such taxable year through the earlier of (x) the scheduled expiration of such tax item or (y) 15 years; (iii) in the case of the Reorganization Tax Receivable Agreement, the assumption that any net operating loss (and similar items) inherited from the blocker companies will be used by the Company ratably from the taxable year that includes an early termination through the earlier of (x) the scheduled expiration of such net operating loss (or similar item) or (y) 15 years (or longer, to the extent that the Company is prevented from fully utilizing such net operating loss (or similar item) under certain U.S. federal income tax rules); (iv) the assumption that any non-amortizable assets are deemed to be disposed of in a fully taxable transaction on the fifteenth anniversary of the earlier of the basis adjustment and the early termination date; (v) the assumption that U.S. federal, state and local tax rates will be the same as in effect on the early termination date, unless scheduled to change and, solely with respect to the Exchanges Tax Receivable Agreement; and (vi) the assumption that any units (other than those held by the Company) outstanding on the termination date are deemed to be exchanged for an amount equal to the market value of the corresponding number of shares of Class A common stock on the termination date. The amount of the early termination payment is determined by discounting the present value of all payments that would be required to be paid by the Company under the Tax Receivable Agreement at a rate equal to the lesser of (a) 6.5% and (b) the Secured Overnight Financing Rate (“SOFR”) plus 400 basis points.

The payments that we are required to make under the Tax Receivable Agreements are expected to be substantial. Based on certain assumptions, including no material changes in the relevant tax law and that the Company earns sufficient taxable income to realize the full tax benefits that are the subject of the Tax Receivable Agreements, as of March 31, 2024, we expect that future payments to the Direct StepStone Stockholders and partners of the Partnership (not including the Company) in respect of the reorganization, the initial public offering and any secondary offerings will equal $206.8 million in the aggregate, although the actual future payments to the Direct StepStone Stockholders and continuing limited partners of the Partnership will vary based on the factors discussed above, and estimating the amount of payments that may be made under the Tax Receivable Agreements is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors and future events.

Decisions made in the course of running our business, such as with respect to mergers and other forms of business combinations that constitute changes in control, may influence the timing and amount of payments we make under the Tax Receivable Agreements in a manner that does not correspond to our use of the corresponding tax benefits. In these situations, our obligations under the Tax Receivable Agreements could have a substantial negative effect on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.

Payments are generally due under the Tax Receivable Agreements within a specified period of time following the filing of the Company’s tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of SOFR plus 400 basis points from the due date (without extensions) of such tax return. Late payments generally accrue interest at a rate of SOFR plus 500 basis points. Because of our structure, our ability to make payments under the Tax Receivable Agreements is dependent on the ability of the Partnership to make distributions to us. The ability of the Partnership to make such distributions will be subject to, among other things, restrictions in the agreements governing our debt. If we are unable to make payments under the Tax Receivable Agreements for any reason, such payments will be deferred and will accrue interest until paid.

Payments under the Tax Receivable Agreements will be based on the tax reporting positions that we determine. Although we are not aware of any material issue that would cause the Internal Revenue Service (“IRS”) to challenge a tax basis increase or the inheritance of tax attributes from the blocker companies, the Company will not, in the event of a successful challenge, be reimbursed for any payments previously made under a Tax Receivable Agreement (although the Company would reduce future amounts otherwise payable to a holder of rights under such Tax Receivable Agreement to the extent such holder has received excess payments). No assurance can be given that the IRS will agree with our tax reporting positions, including the allocation of value among our assets. In addition, the required final and binding determination that a holder of rights under a Tax Receivable Agreement has received excess payments may not be made for a number of years following commencement of any challenge, and the Company will not be permitted to reduce its payments under a Tax Receivable Agreement until there has been a final and binding determination, by which time sufficient subsequent payments under the Tax Receivable Agreement may not be available to offset prior payments for disallowed benefits. As a result, in certain circumstances, payments could be made under a Tax Receivable Agreement significantly in excess of the benefit that the Company actually realizes in respect of the increases in tax basis (and utilization of certain other tax benefits) resulting from (i) (x) the Company’s acquisition of Partnership units and inheritance of tax attributes from the blocker companies from Direct StepStone Stockholders and (y) the Company’s acquisition of Partnership units from continuing limited partners of the Partnership and future exchanges and (ii) any payments the Company makes under the Tax Receivable Agreement. The Company may not be able to recoup those payments, which could adversely affect the Company’s financial condition and liquidity.

No holder of rights under the Exchanges Tax Receivable Agreement or Reorganization Tax Receivable Agreement (including the right to receive payments under the respective Tax Receivable Agreement) may transfer its rights to another person without the written consent of the Company, except that all such rights under the Exchanges Tax Receivable Agreement may be transferred to another person to the extent that the corresponding Partnership units are transferred in accordance with the StepStone Limited Partnership Agreement.

Certain of our directors, executive officers and beneficial owners of more than 5% of our Class A common stock or Class B common stock received payments pursuant to the Tax Receivable Agreement. Payments that require disclosure under Item 404 of Regulation S-K were as follows: (i) in fiscal 2024, Mr. Brem, directly and through MMAR HNL, LLC, received $2,434,213; Mr. Fernandez, through a family trust, received $587,535; Mr. Hart, through a family trust, received $40,126; Mr. McCabe, directly and through a family trust, received $501,707; Mr. Randel received $183,222; Mr. Keck, through a family trust, received $486,311; Mr. Maruszewski received $316,553; Mr. Bradley received $242,423; David Jeffrey received $409,889; ARGO Holdings, LLC received $2,032,601; and entities affiliated with T. Rowe Price Associates, Inc. received $255,447; and entities affiliated with FMR LLC received $664,158; and (ii) to date in fiscal 2025, Mr. Brem, directly and through MMAR HNL, LLC, has received $2,207,435; Mr. Fernandez, through a family trust, has received $532,348; Mr. Hart, through a family trust, has received $36,538; Mr. McCabe, directly and through a family trust, has received $229,024; Mr. Randel has received $166,457; Mr. Keck, through a family trust, has received $440,818; Mr. Maruszewski has received $287,569; Mr. Bradley has received $220,293; Mr. Jeffrey has received $372,144; Adair Newhall has received $12,158; ARGO Holdings, LLC has received $1844,787; and entities affiliated with T. Rowe Price Associates, Inc. have received $233,807; and entities affiliated with FMR LLC have received $607,899.

StepStone Limited Partnership Agreement

The Partnership is governed by a Tenth Amended and Restated Partnership Agreement, dated May 31, 2024 (as amended and restated from time to time, the “StepStone Limited Partnership Agreement”). StepStone Group Holdings LLC, a Delaware limited liability company (the “General Partner”) acts as the sole general partner of the Partnership, and the Company owns a 100% membership interest in the General Partner and is its sole managing member.

The Tenth Amended and Restated StepStone Group LP Limited Partnership Agreement (the “Tenth LPA”) was entered into on May 31, 2024 and established a new class of partnership units titled Class D units. On May 31, 2024, the Company and the Partnership completed the first annual exchange pursuant to the Transaction Agreements dated February 7, 2024 (the “2024 Exchange”). In the 2024 Exchange, the Partnership issued 2,239,185 Class D units and paid approximately $13 million in cash to acquire equity interests of StepStone Group Real Estate LP, a Delaware limited partnership, StepStone Group Real Assets LP, a Delaware limited partnership and StepStone Group Private Debt AG (formerly known as Swiss Capital Alternative Investments AG), a private company limited by shares incorporated in the canton of Zurich (together, the “Asset Class Entities”).

Prior to execution of the Tenth LPA, the Partnership was governed by the Ninth Amended and Restated StepStone Group LP Limited Partnership Agreement (the “Ninth LPA”). The Ninth LPA was entered into in September 2021 in connection with the closing of the Greenspring Acquisition and established a new class of partnership units titled Class C units. The Class C units were issued to certain sellers in the Greenspring Acquisition.

In its capacity as the sole managing member of the General Partner, the Company controls all of the Partnership’s business and affairs. The Company holds all of the Class A units of the Partnership. Holders of Class A units, Class B units, Class C units and Class D units are generally entitled to one vote per unit with respect to all matters as to which partners are entitled to vote under the StepStone Limited Partnership Agreement. Class A units, Class B units, Class C units and Class D have the same economic rights per unit.

At any time the Company issues a share of Class A common stock for cash, the net proceeds received by the Company will be promptly used to acquire a Class A unit unless used to settle an exchange of a Class B unit for cash. Any time the Company issues a share of Class A common stock upon an exchange of a Class B unit or settles such an exchange for cash, as described below under “—Exchange Agreement,” the Company will contribute the exchanged unit to the Partnership and the Partnership will issue to the Company a Class A unit. If the Company issues other classes or series of equity securities, the Partnership will issue to the Company an equal amount of equity securities of the Partnership with designations, preferences and other rights and terms that are substantially the same as the Company’s newly issued equity securities. Conversely, if the Company retires any shares of Class A common stock (or equity securities of other classes or series) for cash, the Partnership will, immediately prior to such retirement, redeem an equal number of Class A units (or its equity securities of the corresponding classes or series) held by the Company, upon the same terms and for the same price, as the shares of the Company’s Class A common stock (or equity securities of such other classes or series) are retired. In addition, membership units of the Partnership, as well as our common stock, will be subject to equivalent stock splits, dividends, reclassifications and other subdivisions.

The Company will have the right to determine when distributions will be made to holders of units and the amount of any such distributions, other than with respect to tax distributions as described below. If a distribution is authorized, except as described below, such distribution will be made to the holders of Class A units, Class B units, Class C units and Class D on a pro rata basis in accordance with the number of units held by such holder.

The holders of units, including the Company, will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of the Partnership. Net profits and net losses of the Partnership will generally be allocated to holders of units (including the Company) on a pro rata basis in accordance with the number of units held by such holder; however, under applicable tax rules, the Partnership will be required to allocate net taxable income disproportionately to its partners in certain circumstances. The StepStone Limited Partnership Agreement provides for quarterly cash distributions, which we refer to as “tax distributions,” to the holders of the units generally equal to the taxable income allocated to each holder of units (with certain adjustments) multiplied by an assumed tax rate. Generally, these tax distributions will be computed based on our estimate of the net taxable income of the Partnership allocable per unit (based on the partner which is allocated the largest amount of taxable income on a per unit basis) multiplied by an assumed tax rate equal to the highest combined U.S. federal and applicable state and local tax rate applicable to any natural person residing in, or corporation doing business in, New York City or San Francisco, California that is taxable on that income (taking into account the deductibility of state and local taxes for U.S. federal income tax purposes and certain other assumptions). The StepStone Limited Partnership Agreement generally requires tax distributions to be pro rata based on the ownership of Partnership units, however, if the amount of tax distributions to be made exceeds the amount of funds available for distribution, the Company shall receive a tax distribution calculated using the corporate tax rate, before the other partners receive any distribution and the balance, if any, of funds available for distribution shall be distributed first to the other partners pro rata in accordance with their assumed tax liabilities (also using the corporate tax rate), and then to all partners (including the Company) pro rata until each partner receives the full amount of its tax distribution using the individual tax rate. The Partnership will also make non-pro rata payments to the Company to reimburse it for corporate and other overhead expenses (which payments from the Partnership will not be treated as distributions under the StepStone Limited Partnership Agreement). Notwithstanding the foregoing, no distribution will be made pursuant to the StepStone Limited Partnership Agreement to any unit holder if such distribution would violate applicable law or result in the Partnership or any of its subsidiaries being in default under any material agreement governing indebtedness.

The StepStone Limited Partnership Agreement provides that the Partnership may elect to apply an allocation method with respect to certain Partnership investment assets that were held at the time of the closing of the secondary offerings that is expected to result in the future, solely for tax purposes, in certain items of loss being specially allocated to us and corresponding items of gain being specially allocated to the other partners of the Partnership. In conjunction herewith, the Tax Receivable Agreements provide that the Company will pay over to the certain other partners of the Partnership 85% of the net tax savings to the Company attributable to those tax losses.

The StepStone Limited Partnership Agreement provides that it may generally be amended, supplemented, waived or modified by the Company in its sole discretion without the approval of any other holder of units, except that no amendment can adversely affect the rights of a holder of any class of units without the consent of holders of a majority of the units of such class.

Stockholders Agreement

Certain of the Class B stockholders entered into a Stockholders Agreement with respect to all shares of voting stock held by them. Pursuant to the Stockholders Agreement, these Class B stockholders agreed to vote all their shares of voting stock, including Class A common stock and Class B common stock, together and in accordance with the instructions of the Class B Committee (as described below) on any matter submitted to our common stockholders for a vote.

The Stockholders Agreement provides for a “Class B Committee” selected from time to time by the parties to that agreement. As of the date of this proxy statement, the members of the Class B Committee currently are Monte Brem, Scott Hart, Jason Ment, Jose Fernandez, Michael McCabe and Thomas Keck.

Under the Stockholders Agreement, the Class B Committee is entitled to designate director nominees for election at our annual meetings of stockholders. The Company and the Class B stockholders who are parties to the Stockholders Agreement shall take all necessary action (subject to fiduciary duties of directors with respect to any action by the board of directors) to cause the persons so designated by the Class B Committee to be the full slate of nominees recommended by our board of directors (or any committee or subcommittee thereof) for election as directors at each annual or special meeting of stockholders at which directors are to be elected. The parties to the Stockholders Agreement have agreed to vote their voting stock, including their Class A common stock and Class B common stock, as directed by the Class B Committee. As a result of these arrangements, the Class B Committee will control the outcome of any such matters that are submitted to our stockholders for up to five years from the initial public offering.

In connection with the closing of the Greenspring Acquisition, the Company and the Partnership amended and restated the Stockholders Agreement to provide for certain governance and other rights and restrictions to the sellers in the Greenspring Acquisition that were issued Class A common stock or Class C units of the Partnership. After this amendment, the Class B Committee continues to control the outcome of stockholder votes.

Exchange Agreements

We have entered into an Exchange Agreement with the direct partners of the Partnership that entitles those partners (and certain permitted transferees thereof) to exchange their Class B units together with an equal number of shares of Class B common stock, for shares of Class A common stock on a one-for-one basis or, at our election, for cash.

In addition, the Exchange Agreement provides that an owner does not have the right to exchange Class B units if we determine that such exchange would be prohibited by law or regulation or would violate other agreements with the Company, the Partnership or any of their subsidiaries to which the Partnership unitholder is subject. We may impose additional restrictions on exchanges that we determine to be necessary or advisable so that the Partnership is not treated as a “publicly traded partnership” for U.S. federal income tax purposes.

The Exchange Agreement also provides for mandatory exchanges under certain circumstances set forth in the StepStone Limited Partnership Agreement, including upon any transfer of partnership units to a person other than in a qualified transfer (as defined therein) and upon failure to comply with or material breach of the Stockholders Agreement.

Any beneficial holder exchanging Class B units must ensure that the applicable corresponding number of shares of Class B common stock are delivered to us for redemption at par value and cancellation as a condition of exercising its right to exchange Class B units for shares of our Class A common stock. When a Class B unit is surrendered for exchange, it will not be available for reissuance.

In connection with the closing of the Greenspring Acquisition, the Company and the Partnership entered into a Class C Exchange Agreement with the holders of the newly issued Class C units that provides such unitholders (and certain permitted transferees thereof) to exchange their Class C units for shares of Class A common stock on a one-for-one basis, or, at our election, for cash. In addition, the Class C Exchange Agreement restricts the transfer of the Class C Units of the Partnership, which restriction shall apply for a maximum of three years from September 20, 2021, subject to certain exceptions. After September 20, 2024, these limitations expire.

The Company entered into a Class D Exchange Agreement at the closing of the 2024 Exchange on May 31, 2024. The Class D Exchange Agreement provides holders of Class D units (and certain permitted transferees thereof) the right to exchange their Class D units for shares of Class A common stock on a one-for-one basis, or, at our election, for cash. In addition, the Class D Exchange Agreement restricts the transfer of the Class D Units of the Partnership, which restriction shall apply for a maximum of one year (or two years if a Transaction Agreement Exchange (as defined in the Class D Exchange Agreement) constitutes an Acceleration Exchange (as defined in the Class D Exchange Agreement)), subject to certain exceptions, subject to certain exceptions.

Registration Rights Agreement

We have entered into a Registration Rights Agreement with certain Class B stockholders. This agreement provides these holders with certain registration rights, whereby they have the right to require us to register under the Securities Act the shares of Class A common stock issuable upon exchange of Class B units. The Registration Rights Agreement also provides for piggyback registration rights for the holders party thereto, subject to certain conditions and exceptions.

In connection with the closing of the Greenspring Acquisition, the Company entered into an amended and restated Registration Rights Agreement to include holders of the Class C units in order to provide them with certain registration rights, whereby they have the right to require us to register under the Securities Act the shares of Class A common stock issuable upon exchange of Class C units.

In connection with the closing of the 2024 Exchange, the Company entered into an amended and restated Registration Rights Agreement to include holders of the Class D units in order to provide them with certain registration rights, whereby they have the right to require us to register under the Securities Act the shares of Class A common stock issuable upon exchange of Class D units.

Indemnification Agreements

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), subject to certain exceptions contained in our amended and restated bylaws. In addition, our amended and restated certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or officer.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information as of July 1, 2024 (or as of the date otherwise indicated below) regarding beneficial ownership by:

•	each person known to us to beneficially own more than 5% of any class of our outstanding common stock;

•	our directors and director nominees;

•	each of our named executive officers (as listed in the Summary Compensation Table above); and

•	all of our directors and executive officers as a group.

Unless otherwise noted, the mailing address of each listed beneficial owner is c/o StepStone Group Inc., 277 Park Avenue, 45th Floor, New York, New York 10172.

The number of shares beneficially owned by each entity or individual is determined under the SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of September 14, 2024 (60 days after the record date, July 16, 2024) through the exercise of any stock options, through the vesting/settlement of RSUs payable in shares, or upon the exercise of other rights. Beneficial ownership excludes options or other rights vesting after September 14, 2024. Unless otherwise indicated, each person has sole voting and investment power (or shares such power with his or her spouse, as applicable) with respect to the shares set forth in the following table.

The number of shares of Class A common stock listed in the table below represents shares of Class A common stock directly owned, and assumes no exchange of Class B, Class C or Class D units for Class A common stock. As described in “—Related Person Transactions—Transactions in Connection with our Reorganization and Initial Public Offering—Exchange Agreement,” each Class B unitholder, Class C unitholder and Class D unitholder is entitled to have its Class B units, Class C units or Class D units, as applicable, exchanged for Class A common stock on a one-for-one basis, or, at our option, for cash. As discussed in “—Related Person Transactions—Transactions in Connection with our Reorganization and Initial Public Offering—Stockholders Agreement,” certain Class A and Class B stockholders who are employees and partners entered into a Stockholders Agreement pursuant to which they agreed to vote all their shares of voting stock, including Class A common stock and Class B common stock, together and in accordance with the instructions of the Class B Committee on any matter submitted to our common stockholders for a vote. Because they are a “group” under applicable securities laws, certain parties to the Stockholders Agreement may be deemed to be a beneficial owner of all securities held by the parties to the Stockholders Agreement.

The number of shares of Class A common stock and Class B common stock outstanding and percentage of beneficial ownership set forth below is computed on the basis of 67,931,869 shares of our Class A common stock and 45,889,135 shares of our Class B common stock issued and outstanding as of July 1, 2024.

	Class A common stock owned		Class B common stock owned		Total voting power in Company
Name of Beneficial Owner	Number	%	Number	%	%
Named Executive Officers and Directors:
Scott W. Hart(1)*	8,084	+	3,338,561	7.3%	5.6%
Jason P. Ment*	40,686	+	1,128,249	2.5%	1.9%
Jose A. Fernandez(2)*	8,920	+	5,360,828	11.7%	9.0%
David Y. Park	3,207	+	—	—	+
Michael I. McCabe(3)*	177,316	+	3,593,558	7.8%	6.1%
Monte M. Brem(4)*	—	—	2,905,953	6.3%	4.9%
Valerie G. Brown(5)	15,322	+	—	—	+
David F. Hoffmeister(6)	45,853	+	—	—	+
Thomas Keck(7)*	100,750	+	4,246,498	9.3%	7.2%
Steven R. Mitchell	—	—	—	—	+
Anne L. Raymond(8)	20,520	+	—	—	+
All executive officers and directors as a group (11 persons)	420,658	+ %	20,573,647	44.8%	34.7%
Other 5% Beneficial Owners:
ARGO Holdings, LLC(9)	—	—	3,662,708	8.0%	6.2%
Sanford Energy, Inc.(9)	—	—	3,830,328	8.3%	6.4%
Thomas Alcott Bradley(10)	13,380	+	3,925,917	8.6%	6.6%
David Jeffrey	300,000	+	3,111,128	6.8%	5.3%
Mark Maruszewski(11)	41,667	+	3,766,096	8.2%	6.3%
James Lim(12)	5,948,428	8.7%	—	—	2.0%
Wellington Management Group LLP(13)	6,994,497	10.3%	—	—	2.4%
BlackRock, Inc.(14)	7,954,987	11.7%	—	—	2.7%
The Vanguard Group(15)	5,270,144	7.8%	—	—	1.8%
Millennium Management LLC(16)	3,754,568	5.5%	—	—	1.3%

+	Represents less than one percent.
*

Member of the Class B Committee. As of July 1, 2024, each member of the Class B Committee may be deemed to have beneficial ownership over 11,892,068 shares of Class A common stock and 37,739,870 shares of Class B common stock held by stockholders party to the Stockholders Agreement (inclusive of the shares listed in the table), which has been omitted from the table above (except to the extent listed).

(1)	Includes 3,338,561 Class B shares beneficially owned by a family trust.
(2)

Includes 3,755,328 Class B shares beneficially owned by a family trust and 1,605,500 Class B shares owned by Santaluz Capital Partners, LLC. Mr. Fernandez is a manager of Santaluz Capital Partners, LLC.

(3)	Includes 2,406,142 Class B shares owned directly by Mr. McCabe and 1,187,416 Class B shares beneficially owned by a family trust, for which Mr. McCabe’s spouse has sole voting power.
(4)	Shares owned by MMAR HNL, LLC. Mr. Brem is the manager of MMAR HNL, LLC.
(5)	Includes 5,527 Class A shares from RSUs that vest within 60 days of July 16, 2024, as well as 9,795 Class A shares beneficially owned by a trust.
(6)

Includes 6,317 Class A shares from RSUs that vest within 60 days of July 16, 2024, as well as 39,536 Class A shares beneficially owned by SentinalPoint Partners Inc. a corporation wholly owned by Mr. Hoffmeister.

(7)

Includes 100,750 Class A shares and 2,601,124 Class B shares beneficially owned by a family trust, in which Mr. Keck shares voting power with his spouse, and 1,645,374 Class B shares owned by Cresta Capital, LLC. Mr. Keck is a manager of Cresta Capital, LLC.

(8)	Includes 5,527 Class A shares from RSUs that vest within 60 days of July 16, 2024.
(9)

Based in part on information included in a Schedule 13D/A filed with the SEC on November 19, 2021 jointly by ARG Private Equity, LLC (formerly Argonaut Private Equity, LLC), ARGO Holdings, LLC, Sanford Energy, Inc., George B. Kaiser and Robert A. Waldo. As reported, Mr. Waldo is the manager and Vice President of ARG Private Equity LLC, an affiliate of ARGO Holdings LLC, and an adviser to Sanford Energy, Inc. and may be deemed to have voting and/or dispositive power over the shares. In addition, because ARGO Holdings LLC and Sanford Energy, Inc. are both affiliates of ARG Private Equity LLC, Mr. Waldo may be deemed to control Sanford Energy, Inc. and, therefore, may be deemed to be the beneficial owner of the shares held by Sanford Energy, Inc. Mr. Kaiser is the sole member of ARG Private Equity, LLC. In connection with the closing of the initial public offering of our Class A common stock, we effected certain reorganization transactions and, as described in the section “Certain Relationships and Related Persons Transactions,” we entered into an Exchange Agreement with the direct partners of the Partnership, including ARGO Holdings, LLC and Sanford Energy, Inc., that entitles those partners (and certain permitted transferees thereof) to exchange their Class B units in the Partnership together with an equal number of shares of our Class B common stock for shares of our Class A common stock on a one-for-one basis or, at our election, for cash. As a result, ARG Private Equity, LLC and ARGO Holdings, LLC reported having sole voting and sole dispositive power over the 3,662,708 shares of our Class A common stock. Sanford Energy, Inc. reported having sole voting and sole dispositive power over 3,830,328 shares of our Class A common stock. Each of Mr. Kaiser and Mr. Waldo reported having shared voting and shared dispositive power over 3,662,708 shares of our Class A common stock, and Mr. Waldo reported having sole voting and sole dispositive power over 25,000 shares of our Class A common stock. Mr. Waldo disclaimed beneficial ownership of such securities, except to the extent of his actual pecuniary interest therein. The address for the reporting persons is 6733 South Yale Avenue, Tulsa, Oklahoma 74136.

(10)

Consists of 13,380 Class A shares and 3,134,235 Class B shares owned directly by Mr. Bradley, 678,942 Class B shares owned by Aftermath LLC and 112,740 Class B shares owned by LetMeGo LLC. Mr. Bradley is the managing member of Aftermath LLC and sole general managing member of LetMeGo LLC.

(11)

Consists of 41,667 Class A shares and 2,551,569 Class B shares owned directly by Mr. Maruszewski, 878,009 Class B shares owned by Sconset Union Capital, LLC and 336,518 Class B shares owned by Sconset Union Capital II, LLC. Mr. Maruszewski is the manager of Sconset Union Capital, LLC and Mr. Maruszeski’s spouse is manager of Sconset Union Capital II, LLC.

(12)

Consists of 5,839,324 Class A shares and 109,104 Class C units exchangeable into Class A shares owned by Sanctuary Bay LLC. Mr. Lim is the general manager of Sanctuary Bay LLC. Excludes 54,552 Class C units owned by Sanctuary Bay LLC, which are not exchangeable within 60 days of July 16, 2024.

(13)

Based on information included in a Schedule 13G filed with the SEC on February 8, 2024 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP (the “Wellington Entities”). As disclosed therein, as of December 29, 2023, each of Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP reported having shared voting power over 6,026,512 shares of our Class A common stock and shared dispositive power over 6,994,497 shares of our Class A common stock. As of December 29, 2023, Wellington Management Company LLP reported having shared voting power over 6,020,492 shares of our Class A common stock and shared dispositive power over 6,721,993 shares of our Class A common stock. The address for the Wellington Entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(14)

Based on information included in a Schedule 13G/A filed with the SEC on July 8, 2024 by BlackRock, Inc. As disclosed therein, as of June 30, 2024, BlackRock, Inc. reported having sole voting power over 7,888,137 shares of our Class A common stock and sole dispositive power over 7,954,987 shares of our Class A common stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(15)

Based on information included in a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. (“Vanguard”). As disclosed therein, as of December 29, 2023, Vanguard reported having sole dispositive power over 5,118,758 shares of our Class A common stock, shared dispositive power over

151,386 shares of our Class A common stock, and shared voting power over 101,797 shares of our Class A common stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(16)

Based on information included in a Schedule 13G filed with the SEC on June 20, 2024 by Millennium Management LLC, Millennium Group Management LLC, and Israel A. Englander (together, the “Millennium Entities”). As disclosed therein, as of June 12, 2024, each of the Millennium Entities reported having shared dispositive power over 3,754,568 shares of our Class A common stock and shared voting power over 3,754,568 shares of our Class A common stock. The address for the Millennium Entities is 399 Park Avenue, New York, New York 10022.

QUESTIONS & ANSWERS ABOUT THE ANNUAL MEETING

This proxy statement is being provided to you in connection with the solicitation of proxies by our board of directors of the Company for use at the Annual Meeting to be held on Tuesday, September 10, 2024 at 1:00 p.m. Eastern Time, or at any adjournments or postponements thereof.

1.	Where is the Annual Meeting being held?

Our board of directors has determined that the Annual Meeting should be held online via live audio webcast at www.proxydocs.com/STEP in order to permit stockholders from any location with access to the Internet to participate.

2.	What proposals will be addressed at the Annual Meeting?

Stockholders will be asked to consider the following proposals at the Annual Meeting:

1.

To elect the five director nominees named in this proxy statement, each to serve for a one-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification (Proposal 1);

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024 (Proposal 2);

3.	To approve, on a non-binding and advisory basis, the compensation of our named executive officers (“Say-on-Pay”); and

4.	To approve the Nasdaq Proposal (Proposal 4).

Additionally, stockholders are entitled to vote on such other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof. We are not aware of any matters to be voted on by stockholders at the Annual Meeting other than those included in these proxy materials. If any matter is properly presented at the Annual Meeting, your executed proxy gives your proxy holder discretionary authority to vote your shares in accordance with their best judgment with respect to the matter.

3.	Who can vote at the Annual Meeting?

Stockholders of record as of the close of business on July 16, 2024, the record date, are entitled to participate in and vote at the Annual Meeting. Pursuant to our amended and restated certificate of incorporation (the “certificate of incorporation”), holders of our (i) Class A common stock are entitled to one vote per share on all matters submitted to a vote of stockholders; and (ii) Class B common stock are entitled to five votes per share on all matters submitted to a vote of stockholders. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement. Under certain circumstances in the future, the voting rights of the Class B common stock may change to one vote per share. Those circumstances, which are set out as a “Sunset” in our certificate of incorporation and summarized above under “—Status as a Controlled Company,” have not occurred.

As of the record date, there were 67,931,869 shares of our Class A common stock and 45,889,135 shares of our Class B common stock issued and outstanding. Pursuant to our certificate of incorporation, holders of Class A and Class B common stock are not entitled to cumulative voting.

4.	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

•

Stockholder of Record. If (i) your shares of Class A common stock are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company LLC, or (ii) you hold shares of Class B common stock, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

•

Beneficial Owner of Shares Held in Street Name. If your shares of Class A common stock are held in an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee (each referred to as a “broker”), then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.”

5.	How can I attend, participate in and vote at the Annual Meeting online?

Stockholders of record and beneficial owners of shares of our common stock as of the record date may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting, by registering in advance of the Annual Meeting at www.proxydocs.com/STEP.

The Annual Meeting will begin at 1:00 p.m. Eastern Time on Tuesday, September 10, 2024. Access will begin at approximately 12:45 p.m. Eastern Time, and we encourage you to provide sufficient time before the Annual Meeting begins to check in. As mentioned above, in order to attend the Annual Meeting, you must register in advance of the meeting at www.proxydocs.com/STEP. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to enter your uniquely assigned control number at www.proxydocs.com/STEP as part of the registration process.

If you were a stockholder as of the close of business on July 16, 2024, the record date, you may vote shares held in your name as the stockholder of record or shares for which you are the beneficial owner but not the stockholder of record electronically during the Annual Meeting through the online virtual annual meeting platform by following the instructions provided when you log onto the online virtual Annual Meeting platform. Before the Annual Meeting, you may vote:

•	By mail, by completing, signing, and dating your proxy card (if applicable).

•	Online at www.proxypush.com/STEP

•	By telephone, at 1-866-307-0862.

Stockholders may submit questions during the Annual Meeting at the meeting website. More information regarding the question and answer process, including the number and types of questions permitted, and how questions will be recognized and answered, will be available in the meeting rules of conduct, which will be posted on the Annual Meeting platform. Technicians will be ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instruction email that you will receive upon registration for the Annual Meeting.

Whether or not you plan to attend the Annual Meeting online, we encourage you to fill out and return the proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

6.	How does the board of directors recommend that I vote?

Our board of directors recommends that stockholders vote “FOR” each nominee for director named in Proposal 1; “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025 (Proposal 2); “FOR” the approval, on a non-binding and advisory basis, of the compensation of our named executive officers (Proposal 3); and “FOR” the approval of the Nasdaq Proposal (Proposal 4).

7.	How many votes must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, a quorum, consisting of a majority of the voting power of the stock outstanding and entitled to vote at the Annual Meeting, must be present or represented by proxy. Abstentions and withhold votes are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some or all of the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called “broker non-votes”) are also considered “shares present” for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders may in some cases vote your shares in their discretion, but are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions.

8.	What is a proxy card?

The proxy card enables you to appoint Jason Ment, Jose Fernandez and Jennifer Ishiguro as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing such persons to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card before the date of the Annual Meeting in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

9.	Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

Your shares may be voted under certain circumstances if they are held in the name of a broker. Brokers generally have the authority, but are not required, to vote shares not voted by customers on certain “routine” matters, and are prohibited from exercising discretionary authority on non-routine matters. Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Because the ratification of an independent registered public accounting firm (Proposal 2) is the only matter that we expect to be considered to be “routine” at the Annual Meeting, your shares may only be voted by your broker for the ratification of our independent registered public accounting firm. However, even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. We expect that there will be no broker non-votes (as described above) with respect to Proposal 2. Broker non-votes, if any, will have no effect on the outcome of the vote in Proposals 1, 3 and 4.

As mentioned above, in the case of broker non-votes, if any, those shares will still be counted for purposes of determining if a quorum is present.

10.	What vote is required to elect directors (Proposal 1)?

Directors are elected by a plurality of the votes cast at the Annual Meeting. As a result, the five nominees who receive the highest number of shares voted “For” his or her election will be elected.

“Withhold” votes against a director and broker non-votes, if any, will have no direct effect on his or her election. However, our board has adopted a director resignation policy, under which any director who receives a greater number of votes “withheld” for his or her election than “for” such election must promptly tender his or her resignation offer to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to our board whether to accept or reject the resignation offer, or whether other action should be taken. In determining whether to recommend that our board accept any resignation offer, the Nominating and Corporate Governance Committee may consider all factors that the Committee’s members believe are relevant. Our board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the election results. Any director who tenders his or her resignation offer will not participate in the proceedings of either the Nominating and Corporate Governance Committee or our board with respect to his or her own resignation offer.

11.	What vote is required for Proposal 2?

Approval of Proposal 2 requires the affirmative vote of at least a majority of the voting power of the stock present or represented by proxy and entitled to vote on the subject matter, voting as a single class.

Abstentions will have the same effect as a vote “Against” on the outcome of Proposal 2. Because broker discretionary voting is expected to be permitted with respect to Proposal 2, we expect there will be no broker non-votes with respect to Proposal 2.

12.	What vote is required for Proposal 3 and Proposal 4?

Approvals of Proposal 3 and Proposal 4 require the affirmative vote of at least a majority of the voting power of the stock present or represented by proxy and entitled to vote on the subject matter, voting as a single class.

Abstentions will have the same effect as a vote “Against” on the outcome of Proposal 3 and Proposal 4, and broker non-votes, if any, will have no effect on these Proposals.

13.	Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may revoke your previously delivered proxy and vote again by signing and returning a new proxy card or voting instruction form with a later date or by attending the Annual Meeting online and voting. Your attendance at the Annual Meeting online will not automatically revoke your proxy unless you vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Chief Legal Officer & Secretary at 277 Park Avenue, 45th Floor, New York, New York 10172 a written notice of revocation prior to the Annual Meeting.

Please note, however, that if your shares are held of record by a broker, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee.

14.	What happens if I do not indicate how to vote my proxy?

If you sign your proxy card without providing further instructions, your shares will be voted “FOR” each of the director nominees (Proposal 1); “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025 (Proposal 2); “FOR” the approval, on a non-binding and advisory basis, of the compensation of our named executive officers (Proposal 3); and “FOR” approval of the Nasdaq Proposal (Proposal 4).

15.	Where do I find the voting results of the Annual Meeting?

The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company will file with the SEC within four business days following the Annual Meeting.

16.	Who bears the cost of soliciting proxies?

The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

OTHER MATTERS

Other Business

We are not currently aware of any business to be acted upon at the Annual Meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. If other matters do properly come before the Annual Meeting, or at any such adjournment or postponement of the Annual Meeting, we expect that shares of our common stock represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of our board.

Submission of Stockholder Proposals for the 2025 Annual Meeting

Rule 14a-8 Proposals. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2025 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company by email at shareholders@stepstonegroup.com or in writing, c/o our Chief Legal Officer & Secretary, at StepStone Group Inc., 277 Park Avenue, 45th Floor, New York, New York 10172 no later than the close of business on March 31, 2024.

Advance Notice Proposals and Nominations. In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at an Annual Meeting of Stockholders (but not for inclusion in the proxy statement). Notice of a nomination or other proposal of business must be delivered to the Company by email at shareholders@stepstonegroup.com or in writing, c/o our Chief Legal Officer & Secretary, at StepStone Group Inc., 277 Park Avenue, 45th Floor, New York, New York 10172 no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, to be timely notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2025 Annual Meeting of Stockholders, notice of a nomination or proposal must be delivered to us no earlier than the close of business on May 13, 2025 and no later than the close of business on June 12, 2025. Nominations and proposals also must satisfy other requirements set forth in the bylaws (which includes information required under Rule 14a-19).

For purposes of these proposals, “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Company on any calendar day, whether or not the day is a business day.

Householding Information

Unless we have received contrary instructions, we may send a single copy of the Notice or this proxy statement to any household at which two or more stockholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household, helps to reduce our expenses, and benefits the environment. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together, both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions: If the shares are registered in the name of the stockholder, the stockholder should notify us by email at shareholders@stepstonegroup.com, by phone at 212.351.6100 or in writing, c/o our Chief Legal Officer & Secretary, at StepStone Group Inc., 277 Park Avenue, 45th Floor, New York, New York 10172 to inform us of his or her request. If a broker holds the shares, the stockholder should contact such broker directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s website, located at http://www.sec.gov.

We will provide without charge to you, upon written or oral request, a copy of the Annual Report on Form 10-K for the fiscal year ended March 31, 2024, including the financial statements and schedules. Any requests for copies of information, reports or other filings with the SEC should be directed to the Chief Legal Officer & Secretary, StepStone Group Inc., 277 Park Avenue, 45th Floor, New York, New York 10172. The Annual Report and this proxy statement are also available online at https://shareholders.stepstonegroup.com/financial-information/sec-filings.

Appendix A

OPTION AGREEMENT

This OPTION AGREEMENT (this “Agreement”), dated as of November 2, 2022 (the “Effective Date”), is entered into between Conversus Holdings LLC, a North Carolina limited liability company (“CH”), StepStone Group LP, a Delaware limited partnership (“StepStone”), StepStone Group Inc., a Delaware corporation (“STEP” and, together with StepStone, the “Purchasers”) and StepStone Conversus LLC, to be renamed as StepStone Group Private Wealth LLC, a Delaware limited liability company (the “Adviser” or the “Company” and, together with CH, StepStone, and STEP, each a “Party” and together the “Parties”).

RECITALS

WHEREAS, StepStone owns one hundred percent (100%) of the issued and outstanding limited liability company interests in the Adviser;

WHEREAS, simultaneously with this Agreement, and effective as of the Effective Date, various of the Parties will enter into (i) the Binding Memorandum of Understanding, (ii) the Second Amended and Restated Limited Liability Company Agreement of the Company (the “Adviser LLC Agreement”), (iii) the Services Agreement, and (iv) the Loan and Security Agreement and related documents (the “Loan Documents” and collectively, the “2022 Conversus-Related Agreements”);

WHEREAS, the Adviser intends to issue (i) to CH a new class of limited liability company interests (the “Profits Interest”) denominated as Class B units, and (ii) to HC Equity Partners LLC (“HC”), a North Carolina limited liability company, a new class of limited liability company interests denominated as Class C units, all as contemplated by the Adviser LLC Agreement; and

WHEREAS, this Agreement is entered into to (i) provide CH with the right to require STEP and StepStone, as more fully described below, to purchase such Profits Interest, and (ii) provide StepStone with a right to purchase such Profits Interest, in each case on the respective terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

1.  Put and Call Option.

(a) During the period commencing April 1, 2026 and on or prior to June 30, 2027 (the “Put Only Period”), or on or after July 1, 2027 (the “Put/Call Option Period”), CH shall have the right, but not the obligation, to deliver an irrevocable written notice of election to the Purchasers (the “Put Notice”, and the transaction resulting from the Put Notice, the “Put”) to initiate the purchase by the Purchasers from CH of all or a portion of the Profits Interest (as specified in the applicable Put Notice, the “Put Interest”) on the terms and subject to the conditions set forth in Section 2. Any portion of the Profits Interest not purchased as of any given date that remains subject to a Put or a Call (as defined below) shall be referred to herein as the “Outstanding Profits Interest.”

(b)  During the Put/Call Option Period, the Purchasers shall have the right, but not the obligation, to deliver an irrevocable written notice of election to CH (the “Call Notice,” and the transaction resulting from the Call Notice, the “Call”), to initiate the purchase by the Purchasers from CH of not less than all of the Outstanding Profits Interest (as specified in the applicable Call Notice, the “Call Interest”) on the terms and subject to the conditions set forth in Section 3.

(c) For purposes of this Agreement, the term “Acquired Interest” shall refer to such portion of the Profits Interest (either the Put Interest, subject to the Put Cutback provided in Section 2(d), or the Call Interest) actually sold by CH and acquired by Purchasers pursuant to a Put or Call.

2. Put Option Exercise.

(a) CH may deliver up to two Put Notices, subject to the conditions below, each of which must specify a date that is the last day of the StepStone fiscal quarter during which the Put Notice is made (the date so specified, the “Put Determination Date”). If a Put Notice is delivered during the Put Only Period, the Put Determination Date must be one of June 30, 2026, September 30, 2026, December 31, 2026, March 31, 2027 or June 30, 2027 – the fiscal quarter-end immediately following the Put Notice.

(b) The first Put Notice must specify the portion of the Profits Interest to be purchased, which must not be less than (i) eighty percent (80%) of the Profits Interest, if the Put Notice is delivered during the Put Only Period and (ii) one hundred percent (100%) of the Profits Interest, if the Put Notice is delivered during the Put/Call Option Period.

(c) The second Put Notice, if any, shall require the Purchasers to acquire all the Outstanding Profits Interest. Unless StepStone exercises its Put Cutback right as described in Section 2(d), the Put Determination Date for the second Put Notice may not be earlier than the last day of the third fiscal quarter after the Put Determination Date for the first Put Notice. For example, if CH delivers a Put Notice for 80% with respect to a June 30, 2026 Put Determination Date, then CH may not deliver a Put Notice for the Outstanding Profits Interest until January 1, 2027, the first day of the quarter ending March 31, 2027.

(d) If the first Put Notice is delivered during the Put Only Period and specifies that it is with respect to more than eighty percent (80%) of the Profits Interest, then StepStone may, by notice to CH to be provided no later than ten (10) days after StepStone’s receipt of the first Put Notice, reduce the amount of Profits Interest to be Put to not less than eighty percent (80%) (such reduction, a “Put Cutback”).

(e) Notwithstanding the foregoing provisions of this Section 2, StepStone may Call the Outstanding Profits Interest at any time after the beginning of the Put/Call Option Period pursuant to Section 3.

3. Call Option Exercise.

(a) Subject to the conditions herein, the Purchasers may deliver a Call Notice, which Call Notice must specify a date that is the last day of the StepStone fiscal quarter during which the Call Notice is made (and no earlier than September 30, 2027 (the date so specified, the “Call Determination Date,” and any Call Determination Date or Put Determination Date being a “Determination Date”)).

(b) The Call Notice, if any, shall require the Purchasers to acquire not less than all of the Outstanding Profits Interest.

4. Option Closing and Effective Dates.

(a) Net Purchase Price Determination.

(i) The Net Purchase Price for the Acquired Interest, excluding the portion of the Net Purchase Price that is attributable to Total Current Year Incentive Fees, shall be jointly determined by CH and StepStone promptly, and no more than five Business Days, following the filing of STEP’s Form 10-Q or 10-K, as applicable, with respect to the fiscal quarter ending on the Determination Date.

(ii) The Net Purchase Price for the Acquired Interest that is attributable to Total Current Year Incentive Fees shall be jointly determined by CH and StepStone promptly and no more than thirty (30) days following payment by the relevant Incentive Fee Fund(s) of the Incentive Fees in respect of the Latest Incentive Fee Period End.

(b) Closing Dates. Each purchase and sale of an Acquired Interest (the “Closing”) shall, subject to the satisfaction of all the conditions in Section 4(d), take place on a Business Day (each such date, a “Closing Date”) reasonably agreed by the Parties, not later than ten (10) Business Days after the determination of the Net Purchase Price, excluding the portion of the Net Purchase Price that is attributable to Total Current Year Incentive Fees, in accordance with Section 4(a)(i). As contemplated in Section 4(a), payment of the Net Purchase Price attributable to each Acquired Interest will occur in two installments but, for the avoidance of doubt and subject to the satisfaction of all the conditions in Section 4(d), the effective date of the transfer of the Acquired Interest from CH to the Purchasers and the issuance of SSG Units (as defined below) by StepStone to CH in respect of the Acquired Interest shall be the applicable Determination Date.

(c) Conditions to Closing and Closing. The respective obligations of the Purchasers and CH to consummate any sale and purchase under this Agreement will be subject to the satisfaction, as of the applicable Closing Date, of the following conditions:

(i) there is no pending or threatened action or proceeding by or before any court or other governmental body or governmental agency that seeks to restrain, prohibit or invalidate the transactions contemplated hereby;

(ii) the representations and warranties provided by the Other Parties (as defined below) under the 2022 Conversus-Related Agreements are true and accurate in all material respects; and

(iii) the Other Parties have complied in all material respects with the 2022 Conversus-Related Agreements.

(d) Closing.

(i) At each Closing, (i) CH shall assign (x) to STEP that portion of the Acquired Interest corresponding to the amount of cash paid by STEP, as elected by the Purchasers pursuant to Section 4(f), relative to the Net Purchase Price for the Acquired Interest, and (y) to StepStone, the remainder of the Acquired Interest, (ii) STEP shall execute and deliver to CH the TRAs referred to in Section 8 applicable to such Acquired Interest, and (iii) the Purchasers shall deliver an amount of cash and SSG Units equal to the Net Purchase Price for such Acquired Interest, excluding the portion of the Net Purchase Price that attributable to Total Current Year Incentive Fees, as more specifically prescribed in Section 4(f). As of such Closing Date, CH shall represent to the Purchasers that the Acquired Interest was at all times held legally and beneficially by CH free and clear of all liens and other encumbrances, other that liens arising under the Loan Documents, and that StepStone shall acquire valid title to the Acquired Interest. CH shall account to the Purchasers for any distributions made to it between the Determination Date and the Closing Date.

(ii) Promptly, and in any event no later than five (5) Business Days after the determination and payment described in Section 4(a)(ii), the Purchasers shall deliver an amount of cash and SSG Units equal to the portion of the Net Purchase Price for such Acquired Interest that is attributable to Total Current Year Incentive Fees as more specifically prescribed in Section 4(f).

(e) Escrow.

(i) Ten percent (10%) of the Net Purchase Price consideration payable in connection with any Put exercised during the Put Only Period shall be delivered into an escrow account to provide for and protect Purchasers with respect to a potential Earndown adjustment pursuant to Section 5; provided, that all interest, dividends, distributions, income, capital gains and other amounts earned on such consideration deposited with the escrow agent (regardless of form) shall be the property of CH. For the avoidance of doubt, the cash and SSG Units (as defined below) payable in connection with any Put during the Put Only Period shall be placed into escrow pro rata based on the entire amount of consideration payable under such Put; provided, further that upon satisfaction of any Earnout or Earndown pursuant to Section 5(e) or Section 5(f), respectively, all Net Purchase Price consideration remaining in escrow for the relevant Put shall be released to CH within five (5) Business Days. This escrow requirement shall not apply in the event of a Call or a Put exercised during the Put/Call Option Period. The escrow account shall be established with a bank selected by, and on terms reasonably acceptable to, the Board (as defined in the Adviser LLC Agreement).

(ii) None of the SSG Units described in clause (i) of Section 4(f) (i.e. the unrestricted SSG Units) shall be placed into the aforesaid escrow account, and any SSG Units delivered into escrow pursuant to this Section 4(e) will be considered “issued” as of the applicable Closing Date for purposes of the transfer restrictions described in Section 4(f).

(f) Form of Payment; Transfer Restrictions. Payment of the Net Purchase Price with respect to each Acquired Interest will be made by STEP in cash or, at StepStone’s sole election, up to 75% of the Net Purchase Price may be paid in the form of StepStone limited partnership units (“SSG Units”). Each such SSG Unit shall have no less favorable economic terms than the Class A, Class B and Class C StepStone limited partnership units, including as to priority of distributions and anti-dilution protection, and shall be exchangeable into one share of Common Stock (as defined below), such exchanges to be subject to the generally applicable terms of (i) StepStone’s then-current partnership agreement, (ii) the STEP exchange agreement applicable to existing StepStone limited partnership units and (iii) STEP’s insider trading policy, none of which shall be amended by StepStone or STEP in a manner that by its terms treats CH differently than other holders of SSG Units or Common Stock generally (other than STEP in its capacity as holder of SSG Units), with the remaining portion of the Net Purchase Price payable in cash by STEP. For such purpose, each SSG Unit will be deemed to have a value equal to the arithmetic average of the Daily VWAP for the ten (10) consecutive Trading Days ending on, and including, the Determination Date. The Parties intend that any SSG Units received by CH in exchange for Acquired Interests pursuant to this Section shall be received pursuant to Section 721 of the Code to the extent permitted by applicable law at the time that such Units are received. No SSG Units will be subject to vesting. However, the SSG Units (and any Common Stock issued upon exchange thereof) will be subject to the following contractual transfer restrictions:

(i) 30% of the SSG Units initially issued (and the Common Stock issuable in exchange for such SSG Units) on the applicable Closing Date will not be subject to any contractual transfer restriction;

(ii) 23.3% of the SSG Units initially issued (and the Common Stock issuable in exchange for such SSG Units) on the applicable Closing Date may not be transferred until the first anniversary of the Determination Date;

(iii) 23.4% of the SSG Units initially issued (and the Common Stock issuable in exchange for such SSG Units) on the applicable Closing Date may not be transferred until the second anniversary of the Determination Date;

(iv) 23.3% of the SSG Units initially issued (and the Common Stock issuable in exchange for such SSG Units) on the applicable Closing Date may not be transferred until the third anniversary of the Determination Date;

provided, however, that if the total value of SSG Units issued in consideration of the Acquired Interest is less than the greater of (x) $25 million or (y) the product of (1) the average dollar value of the daily trading volume using the ten (10) consecutive Trading Days ending on, and including, the second Trading Day prior to the applicable Closing Date multiplied by (2) two (such condition being met, the “Materiality Benchmark”), then the foregoing transfer restrictions in this Section 4(f) will not apply.

(g) Transfer Restrictions on Earnout Units. Any SSG Units issued pursuant to an Earnout (as defined below) under Section 5 or an Additional Earnout (as defined below) under Section 6 will be subject to transfer restrictions in accordance with the schedule provided in clauses (f)(i) to (f)(iv) above, as determined from the Determination Date in respect of the Acquired Interest to which such Earnout or Addditional Earnout relates; provided, however, that if the Materiality Benchmark is not exceeded with respect to the SSG Units previously issued to CH and such SSG Units issued pursuant to an Earnout or an Additional Earnout, then such transfer restrictions will not apply. For example, if SSG Units are issued pursuant to an Earnout or an Additional Earnout that relates to a Put having a Put Determination Date of June 30, 2026, 53.3% of such SSG Units will not be subject to any contractual transfer restriction when issued, 23.4% of such SSG Units may not be transferred until June 30, 2028 and 23.3% of such SSG Units may not be transferred until June 30, 2029.

5. Earnout/Earndown Adjustments. The Net Purchase Price with respect to each Acquired Interest will be subject to a positive adjustment (an “Earnout”) in the manner set forth below for incremental growth in Fee-Related Earnings for the twelve months ended on the first anniversary of the Determination Date (the “Adjustment Determination Date”), resulting from the impact of positive Net Capital Flows (as defined below) with regard to the Funds during such twelve months. If CH exercises its Put during the Put Only Period, then the Net Purchase Price would also be subject to a negative adjustment (an “Earndown”) in the manner set forth below for any incremental decline in Fee-Related Earnings resulting from the impact of negative Net Capital Flows during such twelve months. For the avoidance of doubt, (x) a Put during the Put Only Period for all or less than all of the Profits Interest is subject to the Earnout and Earndown, as applicable, and (y) a Put or Call during the Put/Call Option Period is not subject to an Earndown. In determining the amount of any such adjustment:

(a) The adjustment will utilize the same Purchase Multiple as applied to reach the original Gross Purchase Price applicable to the Acquired Interest. By way of example, if the original Purchase Multiple were 15x, the Earnout or Earndown calculation would use the same 15x.

(b) Except as set forth in Section 5(c), the principles used to calculate the components used to determine the Earnout or Earndown and the dates for making determinations will be the same principles and dates used to calculate the Net Purchase Price (as such dates will be rolled forward one year to the extent contemplated by this Section 5).

(c) Any Earnout or Earndown will be calculated in the manner set forth in this Section 5(c), as illustrated in Schedule A. The Parties intend that the methodology reflect the cumulative impact of actual monthly Net Capital Flows for each Fund for each of the twelve months ending on the applicable Adjustment Determination Date, determined as follows:

(i) For each Fund, actual cumulative Net Capital Flows will be multiplied by the applicable Management Fee Rates for the relevant twelve months, in the same manner as applied for purposes of determining “Basic ANI” to calculate the Gross Purchase Price. The sum of such products for all twelve months for all Funds shall constitute the “Total Incremental Fee-Related Revenue” for such period.

(ii) The total Incremental Fee-Related Revenue multiplied by the Cumulative FRE Margin (as defined below) will yield the “Total Pre-Tax Incremental FRE.”

(iii) Total Pre-Tax Incremental FRE shall then be reduced by taxes at STEP’s blended statutory rate. The resulting difference (the “After-Tax Incremental FRE”) shall then be multiplied by the same Purchase Multiple applied to determine the Gross Purchase Price for the Acquired Interest, and then further multipled by the Applicable Sales Percentage for such Acquired Interest, to determine any Earnout adjustment with respect to such Acquired Interest, subject to Section 5(d) below.

(iv) In the case of a Put during the Put Only Period, any Earndown adjustment shall be determined in the same manner and using the same principles as an Earnout adjustment, except that the amount determined pursuant to the foregoing formula prior to the reduction of taxes will be positively adjusted for the tax savings resulting from lower Fee-Related Earnings at STEP’s blended statutory rate, thereby reducing the amount of the Earndown that would have been the case without such adjustment. For the avoidance of doubt, the Earnout or Earndown adjustments shall exclude Incentive Fees and any effect portfolio valuation changes may have on Fee-Related Earnings.

(d) Any Earnout or Earndown adjustment will be limited to ten percent (10%) of the original Net Purchase Price applicable to the Acquired Interest but will remain subject to the Additional Earnout described in Section 6 below.

(e) Any additional payment made to CH pursuant to an Earnout will be paid using the same form of consideration, and provided by the relevant Purchaser, as was used to pay the original Net Purchase Price no later than ten (10) days after the determination of the Earnout adjustment.

(f) Any SSG Units issued as an Earnout shall not be subject to vesting but will be subject to contractual transfer restrictions as set forth in Section 4(f), as modified by Section 4(g). The Parties intend that any SSG Units received by CH pursuant to this Section shall be received pursuant to Section 721 of the Code to the extent permitted under applicable law at the time that such Units are received.

(g) Any payment in respect of an Earndown shall be paid on the same schedule as provided for payment of an Earnout in Section 5(e), with such payment to be made out of the escrow account described in Section 4(e)(i) hereof.

6. Additional Earnout.

(a) If (i) the Purchase Multiple with respect to an Acquired Interest is 15x or less and (ii) actual Basic ANI for the six month period ending on the applicable Determination Date is at least 90% of the projected Basic ANI for the same six month period in the July 2022 management forecast as set forth in Schedule B hereto, then CH will have the opportunity to receive an additional positive adjustment (an “Additional Earnout”); provided that, if the Determination Date is after March 31, 2027 (the final period in the forecast), then the comparison will be the Adviser’s actual Basic ANI for the last six months of its fiscal year ending March 31, 2027, relative to the Basic ANI shown in the forecast for the last six months of the fiscal year ending March 31, 2027.

(b) The Additional Earnout applicable to the Acquired Interest will be reflected as an upward adjustment to the ten percent (10%) of Net Purchase Price limitation on the Earnout set forth in Section 5(d), by adding the Additional Earnout Percentage to such limitation. For purposes of this Section 6, “Additional Earnout Percentage” means (i) the lesser of 5% and (ii) (x) 50% multiplied by (y) the percentage points, or fractions thereof, by which actual Basic ANI relative to the applicable management forecast, using the same principles used in the forecast, exceeds 90%. For example, if Basic ANI is 95% of management’s forecast for the relevant period, then the Additional Earnout Percentage will be 2.5% and if Basic ANI is greater than or equal to 100% of management’s forecast for the relevant period, then the Additional Earnout Percentage will be 5.0% of the Net Purchase Price.

(c) The Additional Earnout with respect to each Acquired Interest will be calculated and paid in the same manner as the Earnout with respect to such Acquired Interest set forth in Section 5.

(d) Any Additional Earnout payment made to CH pursuant to an Additional Earnout will be paid using the same form of consideration, and provided by the relevant Purchaser, as was used to pay the original Net Purchase Price. Any SSG Units issued as an Additional Earnout shall not be subject to vesting but will be subject to contractual transfer restrictions as set forth in Section 4(f), as qualified by Section 4(g). The Parties intend that any SSG Units received by CH pursuant to this Section shall be received pursuant to Section 721 of the Code to the extent permitted under applicable law at the time such Units are received.

7. Definitions. In addition to other defined terms set forth in this Agreement, which shall apply for all purposes of this Agreement, the following terms shall have the following meanings ascribed thereto:

(a) “Accounting Firm” shall mean BDO USA, LLP; provided, however, if BDO USA, LLP has provided any material accounting services to StepStone or CH, or their controlling persons, during the three-year period prior to their selection to serve as the expert for a dispute pursuant to Section 12(j), or are otherwise required to be independent, then the Accounting Firm shall be Grant Thornton LLP.

(b) “Actual Distribution Costs” means, with respect to any period, internal and external commissions, distribution personnel guarantees, costs paid to third parties, including placement fees, required due diligence fees or required conference sponsorships as the same are expensed under generally accepted accounting standards (GAAP) for such period. With effect from the Effective Date, Actual Distribution Costs shall be amortized as an expense on a straight-line basis over four years for the purpose of determining Adviser ANI, and such amount for such period will be known as “Amortized Distribution Costs.”

(c) “Adjusted Adviser ANI” means, with respect to any period, the sum of (without duplication):

(i) Adviser ANI;

(ii) minus Incentive Fees (whether realized or unrealized); and

(iii) plus (to the extent taken into account to reduce Adviser ANI) performance fee-related compensation.

By way of example, a calculation of Adviser ANI and Adjusted Adviser ANI for the LTM ended June 30, 2022 is set forth in Schedule C.

(d) “Adviser ANI” means, with respect to any period, the sum of (without duplication):

(i) Basic ANI;

(ii) minus fees in respect of any SSG balance sheet investments in the Adviser’s products;

(iii) minus Legacy HNW Feeder Mark-ups;

(iv) plus Actual Distribution Costs; and

(v) minus Amortized Distribution Costs.

(e) “Applicable Sale Percentage” means, with respect to the exercise of any Put or Call under this Agreement, the portion, expressed as a percentage, of the Acquired Interest relative to the entire Profits Interest.

(f) “Basic ANI” means, with respect to the Adviser and any period, the sum of (without duplication):

(i) net management and advisory fees;

(ii) plus Incentive Fees;

(iii) plus realized investment income;

(iv) plus interest income;

(v) plus other income;

(vi) minus realized performance fee-related compensation;

(vii) minus generally recurring operating expenses (including equity-based compensation and Actual Distribution Costs);

(viii) plus charges associated with acquisitions and corporate transactions, contract terminations and employee severance;

(ix) plus amortization of intangibles;

(x) minus interest expense; and

(xi) minus other loss

as calculated using the principles and methodology applied by STEP in its periodic reports filed with the Securities and Exchange Commission. By way of example, a calculation of Basic ANI for the LTM ended June 30, 2022 is set forth in Schedule C.

(g) “Business Day” means a day determined by the U.S. Securities and Exchange Commission to be a business day.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

(i) “Common Stock” means the Class A common stock of STEP.

(j) “Cumulative FRE Margin” means, with respect to all Funds, the ratio, expressed as a percentage, that (a) the actual Fee-Related Earnings for the twelve months ending on the applicable Adjustment Determination Date, bears to (b) the actual Fee-Related Revenues for the twelve months ending on the applicable Adjustment Determination Date, as reflected on Adviser’s financial statements; provided that, for purposes of this definition, Incentive Fees are excluded from revenue and taxes are not deducted.

(k) “Current Year Incentive Fees” means, in respect of any Incentive Fee Fund, the Adviser’s Incentive Fees for the Incentive Fee Year in which the Determination Date falls. For example, if an Incentive Fee Fund calculates its Incentive Fees on the basis of the 12 months ended June 30, and the Determination Date was September 30, 2027, then the Current Year Incentive Fees would be such fees for the Incentive Fee Year ended June 30, 2028.

(l) “Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “STEP <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

(m) “Fee-Related Earnings” means, with respect to each Fund, and determined on a monthly basis, the Fee-Related Revenue less applicable expenses as reported on Adviser’s financial statements and calculated on a consistent basis. For the avoidance of doubt, taxes are not an expense for purposes of determining Fee-Related Earnings.

(n) “Fee-Related Revenue” means, with respect to each Fund, the amount calculated on a monthly basis of Management Fees included in calculating Basic ANI with respect to such month.

(o) “Fund” means any fund or similar vehicle managed or advised by Adviser.

(p) “Gross Purchase Price” means, in respect of any Acquired Interest, an amount equal to the product of:

(i) the sum of (1) two times the Adjusted Adviser ANI for the six months ending on the applicable Determination Date plus (2) sixty percent (60%) of the Total Current Year Incentive Fees plus forty percent (40%) of the Total Prior Year Incentive Fees with respect to each Incentive Fee Fund that pays Incentive Fees on an annual basis plus (3) 100% of Total Prior Year Incentive Fees with respect to each Incentive Fee Fund that pays Incentive Fees on a quarterly basis;

(ii) minus an amount equal to taxes on such sum at STEP’s blended statutory rate at the time of the applicable Determination Date;

(iii) multiplied by the Applicable Sale Percentage;

(iv) multiplied by the applicable Purchase Multiple.

For the avoidance of doubt, to the extent that there is a subsequent payment relating to Total Current Year Incentive Fees pursuant to Section 4(d)(ii), the reduction for taxes on such portion of the Gross Purchase Price will occur at the time of such subsequent payment, using STEP’s blended statutory rate at the time of the relevant Determination Date.

(q) “Incentive Fee Fund” means any Fund that pays Incentive Fees to or for the benefit of the Adviser.

(r) “Incentive Fee Period” means, with respect to each Incentive Fund, the quarter or year ending on the date as of which the amount of Incentive Fees payable for such period is determined.

(s) “Incentive Fee Year” means, with respect to each Incentive Fund, the twelve month period ending on the date as of which the amount of Incentive Fees for such twelve month period is determined.

(t) “Incentive Fees” means, with respect to any period and any Incentive Fee Fund, any incentive or performance fee, carried interest or similar fee or allocation customarily considered an incentive or performance fee or carried interest actually received by the Adviser from such Incentive Fee Fund in cash or securities in respect of such period, net of any such amounts that are paid or payable to or passed through to a sub-advisor or other party, including by way of performance fee related compensation.

(u) “Latest Incentive Fee Period End” means, from among all Incentive Fee Funds for which Incentive Fees are reflected in the calculation of Current Year Incentive Fees with respect to an Acquired Interest, the last day of the Incentive Fee Period that includes the Determination Date and ends on the furthest date in the future following the Determination Date.

(v) “Legacy HNW Feeder Mark-ups” means, with respect to any period, an amount equal to the mark-up applied by the Advisor with respect to the Legacy SSG HNW Feeders, as scheduled on Schedule D.

(w) “LTM” means the four fiscal quarters immediately preceding and ending on a specified date.

(x) “Management Fee Rates” means, with respect to each Fund, the rates used for calculating the Management Fees charged with respect to such Fund.

(y) “Management Fees” means all asset management, advisory, administrative and other fees charged by the Adviser that are not Incentive Fees.

(z) “Net Capital Flows” means, with respect to each Fund for the relevant period, all capital raised during such period for a particular Fund, including dividend reinvestment or similar programs, minus all redemptions or repurchases of capital during such period, but excluding any SSG balance sheet investments in the Adviser’s products. For the avoidance of doubt, Net Capital Flows can be a negative number.

(aa) “Net Investment Amount” shall mean the cumulative amount, as of the applicable Determination Date, equal to the sum of all expenses (excluding depreciation and amortization associated with fixed asset and leasehold improvement expenditures approved as of and after the Reference Date) and funded amounts not recorded as an expense paid from the Reference Date through the applicable Determination Date by StepStone on behalf of or through the Company, including the Company’s portion of the costs of Shared Services for such period, as reduced by all such expenses and funded amounts that were not a reduction to the Net Purchase Price on a prior Closing. For the avoidance of doubt, and without limitation, the following shall not be included in the definition of “Net Investment Amount”: (i) organizational and operating costs (“O&O Costs”), notwithstanding the status or timing of the reimbursement for such O&O Costs from a retail Fund; and (ii) costs associated with StepStone’s role as sub-advisor to retail Funds or as advisor/sponsor of feeder funds, including marketing, investor meetings, due diligence support, product support and other related costs.

(bb) “Net Purchase Price” means, in respect of any Acquired Interest, an amount equal to the sum of:

(i) the Gross Purchase Price; minus

(ii) the product of (A) the Reference Date Net Investment Amount multiplied by (B) the Applicable Sale Percentage; minus

(iii) the Net Investment Amount through the applicable Determination Date; plus

(iv) all cash as shown in the balance sheet of the Adviser as of the applicable Determination Date, increased by accrued, but not yet received revenue and decreased by accrued, but not yet paid expenses as of the Determination Date, less any distributions paid to CH between the Determination Date and Closing Date; plus

(v) unamortized amounts associated with fixed asset and leasehold improvement expenditures approved as of and after the Reference Date.

For the avoidance of doubt, no interest factor will be applied to the Reference Date Net Investment Amount or the Net Investment Amount.

(cc) “Other Parties” means, in reference to CH, each of STEP, StepStone and Adviser, and, in reference to STEP, StepStone or Adviser, CH.

(dd) “Peer Median Multiple” means the median share price multiple of the companies in the Peer Set, using the reported adjusted net income of the relevant companies in the Peer Set for the LTM ending as of the applicable Determination Date, generally calculated in the same manner as the SSG Multiple. An agreed example of the calculation of the Peer Median Multiple is attached as Schedule E.

(ee) “Peer Set” means the U.S.-listed alternative asset managers set forth in Schedule F from time to time, each having (i) substantial activity in more than one private market asset class, (ii) a market capitalization of at least $1.5 billion and (iii) coverage by three or more equity research analysts. The Parties shall review the Peer Set annually and use commercially reasonable efforts to update the Peer Set in good faith.

(ff) “Percentage Factor” means (i) if the SSG Multiple is equal to or greater than 20x, 70% and (ii) if the SSG Multiple is less than 20x, the sum of (A) 70% plus (B) an amount of percentage points, not to exceed thirty (30) percentage points, equal to (x) the difference of 20x minus the SSG Multiple (expressed as a multiple of “x”) multiplied by (y) two. For example, if the SSG Multiple is 21x, the Percentage Factor shall equal 70%; if the SSG Multiple is 19x, the Percentage Factor shall equal 72%; and if the SSG Multiple is 18.25x, the Percentage Factor shall equal 73.5%.

(gg) “Prior Year Incentive Fees” means, in respect of any Incentive Fee Fund that pays Incentive Fees on an annual basis, the Adviser’s Incentive Fees for the Incentive Fee Year immediately preceding the Incentive Fee Year in which the Determination Date falls; provided that, in respect of any Incentive Fee Fund that calculates Incentive Fees quarterly, it shall mean the Adviser’s Incentive Fees for the four prior quarters ending on the Determination Date. For example, if an Incentive Fee Fund calculates its Incentive Fees on the basis of the 12 months ended June 30, and the Determination Date was September 30, 2027, then the Prior Year Incentive Fees would be such fees for the twelve month period ended June 30, 2027. For the avoidance of doubt, if an Incentive Fee Fund charges Incentive Fees quarterly, and the Determination Date is September 30, 2027, then the Prior Year Incentive Fees for such Fund would be the sum of any amounts for quarters ending December 31, 2026, March 31, 2027, June 30, 2027 and September 30, 2027.

(hh) “Purchase Multiple” means:

(i) if the SSG Multiple is less than 80% of the Peer Median Multiple, the Purchase Multiple is the lesser of (A) 20x and (B) 95% of the SSG Multiple; and

(ii) if the SSG Multiple is equal to or greater than 80% of the Peer Median Multiple, then the Purchase Multiple is the lesser of (A) 20x and (B) the product of (1) the Percentage Factor multiplied by (2) the SSG Multiple.

(ii) “Reference Date” means October 31, 2022.

(jj) “Reference Date Net Investment Amount” means $18,638,153, being the amount agreed to have been invested in the Adviser by SSG as of the Reference Date. The Parties acknowledge and agree that the Reference Date Net Investment Amount is an estimate as of the Effective Date, and that any required adjustments to such amount to account for actual expenses incurred prior to the Reference Date shall be added to or deducted from the Net Investment Amount, as applicable.

(kk) “Shared Services” shall mean services provided or procured by SSG or an affiliate of SSG, and requested and utilized by the Company, related to human resources, technology, infrastructure (connectivity, hardware, software), regulatory compliance, finance, facilities and other services as reasonably requested by the Company and approved in the Company’s annual budget and operating plan.

(ll) “SSG Multiple” means the quotient, determined as of a Determination Date, of (A) the arithmetic average of the Daily VWAP for the ten (10) consecutive Trading Days ending on, and including, the Determination Date, divided by (B) the SSG Reported ANI over the LTM ending on the Determination Date.

(mm) “SSG Reported ANI” means, with respect to any period, the adjusted net income of SSG, as publicly reported for such period.

(nn) “Total Current Year Incentive Fees” means an amount, determined promptly following the Latest Incentive Fee Period End after the relevant Determination Date with respect to an Acquired Interest, equal to the sum for all Current Year Incentive Fees for all Incentive Fee Funds whose Incentive Fund Period includes the Determination Date for such Acquired Interest, calculated in accordance with the definition of Current Year Incentive Fees; provided, however, with respect to any Incentive Fee Fund (x) that calculates its Incentive Fees on a 12 month basis but (y) whose Incentive Fund Year ending prior to the Determination Date is not a full 12-months following the launch of such Incentive Fee Fund, the Current Year Incentive Fees for such Incentive Fee Fund will be doubled for purposes of calculating the Total Current Year Incentive Fees (and the Incentive Fees for such prior Incentive Fund Year will be disregarded).

(oo) “Total Prior Year Incentive Fees” means an amount, determined as of the Determination Date with respect to an Acquired Interest, equal to the sum of all Prior Year Incentive Fees for all Incentive Fee Funds calculated in accordance with the definition of Prior Year Incentive Fees in respect of such Acquired Interest; provided, however, with respect to any Incentive Fee Fund (x) that calculates its Incentive Fees on a 12 month basis but (y) whose Incentive Fund Year ending prior to the Determination Date is not a full 12-months following the launch of such Incentive Fee Fund, the Prior Year Incentive Fees for such Incentive Fee Fund will be excluded for purposes of calculating the Total Prior Year Incentive Fees.

(pp) “Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Select Market or, if the Common Stock (or such other security) is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a last reported sale price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

8. Tax Receivable Agreements. As of any Closing and in any event no later than five (5) Business Days after the applicable Closing Date, STEP and CH shall enter into one or more Tax Receivable Agreements (collectively, the “TRA”) substantially in the form(s) attached as Schedule G.

9. Registration Rights. If StepStone elects to issue SSG Units pursuant to Section 4(f), then StepStone will, simultaneously with such issuance, arrange to have CH joined to an existing registration rights agreement as a “qualified holder” (or similar term as used in such existing registration rights agreement) or enter into a similar agreement, as a result of which CH will receive certain rights, including but not limited to (i) the right to receive prior written notice from STEP of any registered secondary offerings or block trades of Common Stock, (ii) a right to participate pro rata based on the Common Stock exchangeable for such SSG Units issued relative to the total Common Stock participating in registered secondary offerings of Common Stock or block trades for Common Stock organized by STEP, (iii) the right to demand at any time, including prior to exchanging SSG Units for Common Stock, that STEP register an amount of Common Stock as requested by CH, (iv) the right to resell any registrable securities to the partners, members or beneficiaries of CH should CH choose to participate in a registered secondary offering, and (v) most-favored nation treatment with respect to any other parties that may have rights under a registration rights agreement with StepStone.

10. Further Assurances. Each Party shall promptly perform, whether before or after any such Closing, such additional acts (including without limitation executing and delivering additional documents) as are reasonably requested or required by the Other Party to evidence more fully the transactions contemplated by this Agreement. Without limiting the foregoing, Adviser hereby agrees to cooperate fully and exercise all commercially reasonable efforts to assist STEP and StepStone in the fulfillment of their respective obligations under this Agreement, to promptly provide any financial information regarding Adviser relevant to the fulfillment of the Purchasers’ obligations and CH’s rights hereunder as may be reasonably requested by any Party, and to grant CH full access to Adviser’s books, records, financial statements and accounts at any reasonable time and upon reasonable notice for the purpose of determining any Net Purchase Price, Earnout, Earndown, Additional Earnout under this Agreement or the calculation of any of the definitions, components or determinations involved in computing such amounts.

11. Transfer Taxes. Each of StepStone and CH shall be responsible for 50% of all sales, use, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges, including any interest or penalty thereof (“Transfer Taxes”) as levied by any governmental authority in connection with the transactions contemplated by this Agreement. The Parties agree to reasonably cooperate to sign and deliver such certificates or forms as may be necessary or appropriate to establish a reasonably available exemption from (or otherwise reduce) any Transfer Taxes. The Party required by applicable law will prepare and file all necessary tax returns and other documentation with respect to all such Transfer Taxes. If any Party pays any Transfer Taxes that should be borne by the Other Party pursuant to this Agreement, such Other Party will promptly reimburse the paying Party for such amount within ten (10) Business Days following receipt of a written request.

12. Miscellaneous.

(a) Except as otherwise provided herein, all fees and expenses, including attorneys fees, incurred by the Parties in connection with or related to this Agreement and the 2022 Conversus-Related Agreements and the transactions contemplated hereby and thereby shall be paid by StepStone and shall not be included in the Reference Date Net Investment Amount or the Net Investment Amount.

(b) This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party.

(c) The Parties may (a) extend the time for performance of any of the obligations or other acts of the Other Party contained herein, (b) waive any inaccuracies in any document, certificate or writing delivered by such Party pursuant hereto, or (c) waive compliance by the Other Party with any of the agreements or conditions contained herein. Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in a written agreement signed on behalf of such Party. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of any Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

(d) All notices and other communications hereunder shall be in writing and shall be deemed duly given to and received by the Other Party (a) on the date of delivery if delivered personally, or if by e mail, upon written confirmation of receipt by e mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice. For purposes of determining the date of delivery and receipt, the delivery or receipt of the copy of notices to outside legal counsel shall be irrelevant:

If to CH to:

Conversus Holding LLC

128 S Tryon Street, Suite 880

Charlotte NC 28202

Attention: Robert W. Long and Thomas K. Sittema

Email: bob.long@stepstonegroup.com; tom.sittema@stepstonegroup.com with a copy to (which shall not constitute notice):

Robinson, Bradshaw & Hinson, P.A.

101 North Tryon Street, Suite 1900

Charlotte, NC 28246

Attention: Haynes P. Lea

Email: Hlea@robinsonbradshaw.com

If to STEP, StepStone or the Adviser to:

StepStone Group LP

4225 Executive Square, Suite 1600

La Jolla, CA 92037

Attention: Chief Legal Officer

Email: Jennifer.Ishiguro@stepstonegroup.com

with a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attention: Edward Sopher

Email: ESopher@gibsondunn.com

(e) When a reference is made in this Agreement to a Section or Schedule such reference shall be to a Section or Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement or in any Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Schedule not otherwise defined therein shall have the meaning as defined in this Agreement. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

(f) This Agreement (including the Schedules hereto) and the 2022 Conversus-Related Agreements constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties with respect to the subject matter hereof and thereof. This Agreement shall not be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any Party with respect to the transactions contemplated hereby or thereby other than those expressly set forth herein or therein or in any document required to be delivered hereunder or thereunder, including, without limitation, any implied covenants regarding noncompetition or nonsolicitation, and none shall be deemed to exist or be inferred with respect to the subject matter hereof. Notwithstanding any oral agreement or course of conduct of the Parties or their representatives to the contrary, no Party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the Parties.

(g) This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by either Party without the express written consent of the Other Party; provided, however, that CH may assign all or any portion of its rights and obligations hereunder to another person in connection with the transfer of all or any portion of the Profits Interest approved by StepStone pursuant to the Adviser LLC Agreement.

(h) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

(i) Except with respect to disputes described in Section 12(j), if a dispute arises out of or in any way relates to this Agreement, or the breach thereof, or any other aspect of the business relationship of the Parties, and if said dispute cannot be settled through direct discussions, the Parties must first endeavor to settle the dispute in an amicable manner by mediation before resorting to arbitration. Such mediation shall be conducted before a third party neutral in San Diego, California, selected or appointed from the panel of neutrals maintained by Judicial Arbitration & Mediation Services (“JAMS”). Thereafter, any unresolved dispute, controversy or claim arising out of or in any way related to this Agreement, or the breach thereof, or any other aspect of the business relationship of the Parties, shall be settled by final and binding arbitration in accordance with this Section 12(i). For purposes of any statute of limitations, statute of repose, waiver, laches, or any other time bar, a dispute will be deemed filed and asserted when a party requests mediation under this Article, with such filing and assertion date applying to the mediation and subsequent arbitration of such dispute.

(i) Any dispute that is not resolved through mediation shall be resolved by confidential mandatory, binding arbitration conducted in accordance with this Section 12(i). The Party desiring to arbitrate such dispute shall file and serve a written demand for arbitration (a “Demand for Arbitration”) on all other Parties to the dispute. The arbitration shall be conducted by a single arbitrator (the “Arbitrator”) selected or appointed from the lists of available arbitrators at the downtown San Diego office of JAMS. A panel of arbitrators is neither intended nor permitted. The arbitration shall be conducted pursuant to JAMS’s Comprehensive Arbitration Rules and Procedures of Judicial Arbitration & Mediation Services (the “JAMS Rules”) in effect at the time of filing and serving the Demand for Arbitration, as modified herein. The Arbitrator shall be mutually agreed upon by the Parties to the arbitration or, if the Parties cannot agree on an Arbitrator, shall be selected or appointed in accordance with the procedures specified in the JAMS Rules.

(ii) The Demand for Arbitration shall specify the nature and particulars of the matters or matter in dispute, and shall include a description of the factual basis of the claim and a statement of the type and amount of damages or other relief sought. The Demand for Arbitration shall specify, in typed, bold letters: “THIS NOTICE REQUIRES ACTION WITHIN 30 DAYS, FAILING WHICH RIGHTS ARE LOST.”

(iii) Any Party or Parties upon whom a Demand for Arbitration is served shall, within thirty (30) days of such service, file and serve a response to the Demand for Arbitration, setting forth the nature and particulars of any factual or legal defense to the claim, and identifying any relief sought by the responding Party or Parties. In addition, the responding Party or Parties may concurrently file and serve a counterclaim, including a description of the factual basis of the counterclaim and a statement of the type and amount of damages or other relief sought by the counterclaimant(s). Within fifteen (15) days of the filing and service of any counterclaim, any Party to the arbitration may respond to the counterclaim by filing and serving a response setting forth the nature and particulars of any factual or legal defense to the counterclaim.

(iv) Within sixty (60) days of the later of (i) the date any response to the Demand for Arbitration or, if applicable, the response to any counterclaim is due or (ii) the date of appointment of the Arbitrator, each Party to the arbitration shall file and serve an initial disclosure statement listing the witnesses the Party intends to call, and the exhibits or documents the Party plans to introduce or offer, at the arbitration hearing. Each initial disclosure statement shall be accompanied by copies of all exhibits or documents listed in the statement. After submission of all statements, the Arbitrator shall conduct a preliminary conference as set forth in the JAMS Rules and give directions for further conduct of the arbitration, including specific timelines, supplemental disclosures and hearing dates.

(v) In agreeing to the arbitration procedures and rules set forth in this article, the Parties specifically intend to control and limit the time, money, and other resources committed to resolving any disputes or issues that may arise among them. Therefore, the Parties specifically waive the discovery rights they might otherwise have under the JAMS Rules, California Code of Civil Procedure Sections 1283, 1283.05, 1283.1, and 2016 through 2036, or similar laws or regulations of the United States or any other state, including without limitation, New York, and instead agree that each Party to any arbitration pursuant to this Agreement may conduct only the following limited discovery:

(A) Up to 50 document production requests or interrogatories, in any combination thereof, without subparts;

(B) Up to two depositions of other Parties or percipient witnesses, not to exceed one seven-hour day per deposition; and

(C) Depositions of any expert witnesses designated by any other Party to testify at the arbitration hearing, provided, however, that no Party may designate or call as witnesses more than three experts.

(D) Notwithstanding the foregoing limitations, the Arbitrator may, on application of any Party, for good cause and under extraordinary circumstances, permit such additional discovery as the Arbitrator deems necessary to resolve the issues in dispute, consistent with the Parties’ stated intent to control and limit the time, money, and other resources committed to resolving those issues.

(vi) The arbitration hearing shall take place in San Diego, California, at a location and at dates and times specified by the Arbitrator. The Arbitrator will give all Parties adequate notice of the dates, times, and location of the arbitration hearing. The length of the arbitration hearing shall be limited to five (5) days of no more than eight hours per day; provided, however, that the Arbitrator may, on application of any party, for good cause and under extraordinary circumstances, extend the length of the arbitration hearing to additional eight hour days. The time allotted for the arbitration hearing shall be allocated equally among the Parties to the hearing. Unless the Arbitrator allows adjournment for good cause, the arbitration hearing shall be continued on successive Business Days until it is concluded. The Arbitrator shall have jurisdiction to proceed with the arbitration notwithstanding the failure or refusal of any Party to comply with these rules or with the Arbitrator’s orders or directions, or to attend any hearing, but only after giving that Party written notice that the Arbitrator intends to do so. In conducting the arbitration hearing, the Arbitrator shall be governed by the evidentiary rules and principles set forth in the California Evidence Code, and may order any Party to produce and to supply copies of any documents in the Party’s custody, possession, or control that the Arbitrator deems to be relevant to determination of the issues in dispute.

(vii) The Parties agree to act at all times so as to facilitate, and not to frustrate or to delay, the efficient, expeditious, and inexpensive resolution of the matters in dispute. The Arbitrator is authorized and directed to make orders, on his initiative or upon application of any Party to the dispute, to ensure that the arbitration proceeds in an efficient, expeditious and inexpensive manner, and in particular, to enforce strictly the time limits provided for in these rules or set by order of the Arbitrator. The Parties acknowledge and agree that it is their intention that arbitration hearing will commence as soon as possible, but in any event, no later than 120 days after appointment of the Arbitrator, which deadline has been set recognizing the time required to complete the limited discovery authorized under Section 12(i)(v) above. However, upon his own motion or the application of any Party to the arbitration, and for good cause shown under extraordinary circumstances, the Arbitrator may extend the time for commencement of the arbitration hearing.

(viii) The Arbitrator shall make a written award or decision permitted under this Agreement. The award or decision of the Arbitrator shall be final and binding on the Parties, whether participating in the proceeding or not. The Arbitrator is directed to make all reasonable efforts to make his or her award within fifteen (15) days following completion of the arbitration hearing. The parties agree that any judge of the United States District Court for the Southern District of California or the San Diego County Superior Court shall have the power to enter an order confirming the award or decision, to enforce, or to enter judgment based on the Arbitrator’s award.

(ix) The Arbitrator is not empowered to award damages in excess of compensatory damages, and each Party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any dispute subject to this Section 12(i). In rendering a decision, the Arbitrator shall apply the applicable law of the State of Delaware. The Arbitrator shall not have the right to diminish or expand any of the rights of the Parties arising under this Agreement. Without limiting the generality of the foregoing, the Arbitrator shall not have the right to substitute its sense of fairness or equity for the provisions of this Agreement.

(x) Each of the Parties acknowledges that the relationship among the Parties is wholly contractual in nature and is governed completely by the terms of this Agreement, any other valid contractual obligation entered into among the Parties or any of them, and that all Parties may act in reliance on the other Parties’ covenants and agreements contained herein and therein. This Agreement is not intended to and does not create an employment relationship among the Parties, or any of them. Therefore, the Parties hereby expressly waive any rights they may have to assert extra-contractual claims or theories of recovery, or to seek extra-contractual remedies or relief of any type or nature. The Parties specifically acknowledge and agree that their remedies against one another are limited to claims for breach of this Agreement, including compensatory damages and, if necessary and appropriate to enforce the provisions of this Agreement, specific performance, declaratory relief, and prohibitory injunctions. The Arbitrator shall not have authority to award punitive damages. The Arbitrator shall be authorized to award interest on past due amounts in accordance with this Agreement.

(xi) The Demand for Arbitration must be filed and served within one year of the date of the acts, events, or transactions giving rise to the claims alleged in the demand. The Arbitrator shall dismiss as time-barred any claim not properly identified in a timely filed and served Demand for Arbitration.

(xii) Any aspect of this Agreement not at issue in and not materially affected by the arbitration proceedings and all non-disputed terms of this Agreement shall continue during any arbitration proceedings.

(xiii) The Parties consent to personal jurisdiction and venue in San Diego County, California and New York, New York.

(xiv) The Arbitrator shall award all reasonable costs and attorneys’ fees to the prevailing Party or Parties in the arbitration hearing. Such costs shall include witness fees, deposition transcript fees, travel costs, expert witness fees, photocopying charges and fees charged by the Arbitrator. In any judicial enforcement or confirmation proceeding, the prevailing Parties or members shall be entitled to recover its/their reasonable costs incurred in connection therewith.

(j) The Parties acknowledge that this Agreement specifies joint determinations by StepStone and CH with respect to the calculation of any Net Purchase Price, Earnout, Earndown, Additional Earnout, and certain components thereof (such terms and components herein referred to as “Financial Items”). StepStone and CH hereby covenant to negotiate promptly and in good faith to jointly determine each Financial Item relevant to any payout hereunder. If, however, StepStone and CH are not able to agree on one or more Financial Items within the time period specified in this Agreement therefor, then CH and StepStone jointly shall engage an Accounting Firm within fifteen (15) days of the end of such time period to resolve only such Financial Item and/or Items still in dispute. In the event an Accounting Firm is engaged, as promptly as practicable thereafter, CH and StepStone shall each prepare and submit a presentation to the Accounting Firm. As soon as practicable thereafter, CH and StepStone shall cause the Accounting Firm to render a decision based solely upon the presentation by CH and StepStone. In resolving any disputed item, the Accounting Firm, acting as an expert and not an arbitrator, shall be limited to picking from or between the values assigned to each Financial Item in dispute by CH and StepStone, and may not assign a value to any Financial Item outside of the range of values claimed for such item by either party. All determinations made by the Accounting Firm will be final, conclusive and binding on the parties to this Agreement. StepStone shall pay one-half of the expenses of the Accounting Firm, and CH shall pay one-half of the expenses of the Accounting Firm.

(k) Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

(l) All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

(m) Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(n) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(o) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the Other Parties.

(p) This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

(q) Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

(r) Each Party acknowledges that each Party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application and is expressly waived.

(s) This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder, officer, director, employee, representative or investor of any Party hereto.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

CH:

CONVERSUS HOLDINGS LLC

/s/ Thomas K. Sittema
Name: Thomas K. Sittema
Title: Member and Manager

STEP:

STEPSTONE GROUP, INC.

/s/ Jason P. Ment
Name: Jason P. Ment
Title: President and Co-COO

STEPSTONE:

STEPSTONE GROUP LP
By StepStone Group Holdings LLC

/s/ Jason P. Ment
Name: Jason Ment
Title: President and Co-COO

COMPANY:

STEPSTONE CONVERSUS LLC (to be renamed StepStone Group Private Wealth LLC)

/s/ Jason P. Ment
Name: Jason P. Ment
Title: Manager

[Signature Page to the Option Agreement]

P.O. BOX 8016, CARY, NC 27512-9903

Scan QR for digital voting

StepStone Group Inc.	Internet: www.proxypush.com/STEP

Annual Meeting of Stockholders	● Cast your vote online ● Have your Proxy Card ready ● Follow the simple instructions to record your vote

For Stockholders of record as of July 16, 2024	Phone:
Tuesday, September 10, 2024 1:00 PM, Eastern Time	1-866-307-0862 ● Use any touch-tone telephone ● Have your Proxy Card ready ● Follow the simple recorded instructions
Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/STEP for more details.

Mail:
● Mark, sign and date your Proxy Card ● Fold and return your Proxy Card in the postage-paid envelope provided
YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:59 PM, Eastern Time, September 9, 2024.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Jason P. Ment, Jose A. Fernandez and Jennifer Y. Ishiguro (the “Named Proxies”) and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of StepStone Group Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof and revoking any proxy heretofore given.

WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

StepStone Group Inc. Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR EACH OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4

PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.  To elect the five director nominees named in the proxy statement, each to serve for a one-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification.

	FOR	WITHHOLD
1.01 Monte M. Brem	☐	☐		FOR

1.02 Valerie G. Brown	☐	☐		FOR

1.03 Scott W. Hart	☐	☐		FOR

1.04 David F. Hoffmeister	☐	☐		FOR

1.05 Anne L. Raymond	☐	☐		FOR

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025.	☐	☐	☐	FOR

3. To approve, on a non-binding and advisory basis, the compensation of our named executive officers (“Say-on-Pay”).	☐	☐	☐	FOR

4.  To approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of shares of the Company’s Class A common stock pursuant to the terms of the Option Agreement, dated November 2, 2022, between the Company and the other parties thereto.

	☐	☐	☐	FOR

Note: Includes authority for proxy holder to transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/STEP

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date